                                                                  EXECUTION COPY

                      AMENDED AND RESTATED TRUST AGREEMENT

                                      among

                             LEHMAN ABS CORPORATION,
                                  as Depositor,

                            WILMINGTON TRUST COMPANY,
                                as Owner Trustee

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                as Administrator

                           Dated as of August 1, 2005

                   GREENPOINT MORTGAGE FUNDING TRUST 2005-HE3,
                   ASSET-BACKED CERTIFICATES, SERIES 2005-HE3

                                                                            PAGE

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01     Definitions...................................................2

Section 1.02     Other Definitional Provisions.................................6

                                   ARTICLE II
                                  ORGANIZATION

                                   ARTICLE III
              THE RESIDUAL CERTIFICATES AND TRANSFERS OF INTERESTS

Section 3.01     The Residual Certificates....................................14

Section 3.02     Execution, Authentication and Delivery of the Residual
                 Certificates.................................................15

Section 3.03     Registration of and Limitations on Transfers and Exchanges

                                       -i-

                                   (continued)

                                   ARTICLE IV
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                                    ARTICLE V
     AUTHORITY AND DUTIES OF THE OWNER TRUSTEE; ACTION BY CERTIFICATEHOLDERS

Section 5.04     No Duties Except as Specified under Specified Documents
                 or in Instructions...........................................26

Section 5.05     Restrictions.................................................26

Section 5.06     Prior Notice to the Holders with Respect to Certain Matters..27

Section 5.07     Action by the Holders with Respect to Bankruptcy.............29

Section 5.08     Restrictions on the Holders' Power...........................29

Section 5.09     Insurer's Rights Regarding Actions, Proceedings or
                 Investigations...............................................30

                                   ARTICLE VI
                          CONCERNING THE OWNER TRUSTEE

                                      -ii-

                                   (continued)

                                                                            PAGE

Section 6.06     Not Acting in Individual Capacity............................35

Section 6.07     Owner Trustee Not Liable for Residual Certificates

                                   ARTICLE VII
                        INDEMNIFICATION AND COMPENSATION

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

Section 8.01     Termination of Agreement.....................................37

Section 8.02     Additional Termination Requirements..........................38

                                   ARTICLE IX
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                                    ARTICLE X
                                  MISCELLANEOUS

                                      -iii-

                                   (continued)

                                   ARTICLE XI
                                    OFFICERS

Section 11.01    Appointment of Officers......................................46

Section 11.02    Officers to Provide Information to the Owner Trustee.........46

Exhibit A-1      Form of Class B Certificate
Exhibit A-2      Form of Class L Certificate
Exhibit A-3      Form of Class R Certificate
Exhibit B        [Reserved]
Exhibit C        Form of Certificate of Trust
Exhibit D-1      Form of Rule 144A Investment Letter
Exhibit D-2      Form of Non-Rule 144A Investment Letter
Exhibit E        Form of Certificate of Non-Foreign Status
Exhibit F-1      Form of Class [L][R] Certificate Transfer Affidavit
                 (Transferor)
Exhibit F-2      Form of Class [L][R] Certificate Transfer Affidavit
                 (Transferee)
Exhibit G        Owner Trustee Fee Letter Agreement

                                      -iv-

     This AMENDED AND RESTATED TRUST AGREEMENT, dated as of August 1, 2005, is by and among LEHMAN ABS CORPORATION, a Delaware corporation (the "Depositor"),
WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the
"Owner Trustee"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrator (the "Administrator"), and amends and restates in its entirety that certain Trust Agreement, dated as of August 1, 2005, between the Depositor and the Owner Trustee.

     WHEREAS, the Trust was formed pursuant to a Trust Agreement, dated as of
August 1, 2005, among the Depositor and the Owner Trustee.

     WHEREAS, pursuant to the Transfer and Servicing Agreement entered into simultaneously with this Trust Agreement, the Depositor intends to sell, transfer and assign to a Delaware statutory trust created hereunder certain
Mortgage Loans and related assets (collectively, the "Collateral"), which statutory trust will then pledge such Collateral under an indenture in order to secure the issuance of its Asset-Backed Notes, Series 2005-HE3 Class A, Class M1
and Class M2 Notes (the "Notes"), the net proceeds of which would be applied toward the purchase of the Collateral.

     WHEREAS, the Depositor, the Owner Trustee and the Administrator desire to enter into this Agreement in order to effect the foregoing.

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     Section 1.01 Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below.

     Actual Knowledge: With respect to the Owner Trustee, any officer within the
Corporate Trust Office of the Owner Trustee responsible for administering the
Trust hereunder, or under the Operative Agreements, who has actual knowledge of an action taken or an action not taken with regard to the Trust. Actions taken or actions not taken of which the Owner Trustee should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder. With respect to the Administrator, any Responsible Officer of the
Administrator who has actual knowledge of an action taken or an action not taken with regard to the Trust. Actions taken or actions not taken of which the
Administrator should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder.

     Agreement or Trust Agreement: This Trust Agreement and any amendments or modifications hereof.

     Authorized Officer: With respect to the Trust, any officer of the Owner
Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the

Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice
President, Assistant Vice President, Trust Officer, or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Trust and to be acted upon by the Administrator pursuant to the
Administration Agreement and who is identified on the list of Authorized
Officers delivered by the Administrator to the Indenture Trustee on the Closing
Date (as such list may be modified or supplemented from time to time thereafter).

     Bank: Wilmington Trust Company, in its individual capacity and not as Owner
Trustee under this Agreement.

     Certificate: Any Residual Certificate.

     Certificate of Trust: The Certificate of Trust to be filed by the Owner
Trustee for the Trust pursuant to Section 3810(a) of the Delaware Trust Statute in the form of Exhibit C hereto.

     Certificate Paying Agent: Initially, the Administrator, in its capacity as
Certificate Paying Agent, or any successor to the Administrator in such capacity.

     Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the
Residual Certificates and of transfers and exchanges of such Residual
Certificates.

     Certificate Registrar: Initially, the Administrator, in its capacity as
Certificate Registrar, or any successor to the Administrator in such capacity.

     Certificateholder or Holder: The Person in whose name a Residual
Certificate is registered in the Certificate Register.

     Class B Certificate: A Residual Certificate, substantially in the form of
Exhibit A-1 hereto.

     Class L Certificate: A Residual Certificate, substantially in the form of
Exhibit A-2 hereto.

     Class R Certificate: A Residual Certificate, substantially in the form of
Exhibit A-3 hereto.

     Collateral: As defined in the Indenture.

     Corporate Trust Office: With respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North
Market Street, Wilmington, Delaware 19890-0001; or at such other address in the
State of Delaware as the Owner Trustee may designate by notice to the
Certificateholders and, so long as the Class A Notes are Outstanding or any
Reimbursement

Amounts remain due and owing to the Insurer, the Insurer, or the principal corporate trust office of any successor Owner Trustee (the address (which shall be in the State of Delaware) of which the successor owner trustee will notify the Certificateholders and, so long as the Class A Notes are Outstanding or any
Reimbursement Amounts remain due and owing to the Insurer, the Insurer) and with respect to the Certificate Registrar, the principal office of the Certificate
Registrar at which at any particular time its corporate trust business shall be administered, which office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securities and Trust Services
-GreenPoint 2005-HE3, or at such other address as the Certificate Registrar may designate from time to time by notice to the Noteholders, the Trust and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer, the Insurer, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor
Certificate Registrar by notice to the Noteholders and the Trust.

     Delaware Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12
Del.C. Section 3801 et seq., as the same may be amended from time to time.

     Depositor: Lehman ABS Corporation, a Delaware corporation.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     Expenses: The meaning specified in Section 7.02.

     Indenture: The indenture dated as of August 1, 2005, between the Issuer and the Indenture Trustee, as such may be amended or supplemented from time to time.

     Initial Holder: Lehman Pass-Through Securities Inc., or any successor in interest.

     Latest Possible Maturity Date: The Payment Date in September 2030.

     Lehman Brothers: Lehman Brothers Inc., or any successor in interest.

     Master Servicer: GreenPoint Mortgage Funding, Inc., or any successor in interest.

     Net Proceeds from the Notes: The proceeds received by the Trust from time to time from the issuance and sale of its Notes, less the costs and expenses incurred in connection with the issuance and sale of such Notes.

     Non-U.S. Person: Any person other than a "United States person" as defined in Section 7701(a)(30) of the Code.

     Note: Any Note designated as a "Class A Asset-Backed Note," a "Class M1
Asset-Backed Note" or a "Class M2 Asset-Backed Note" on the face thereof.

     Noteholder: A Person in whose name a Note is registered on the Note
Register.

     Note Register: As defined in the Indenture.

     Officer: Those officers of the Trust referred to in Article XI.

     Opinion of Counsel: One or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor and

who shall be satisfactory to the Owner Trustee and the Administrator, which opinion shall be addressed to the Owner Trustee and the Administrator.

     Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

     Ownership Interest: As to any Class L or Class R Certificate, any ownership or security interest in such Class L or Class R Certificate, including any interest in such Class L or Class R Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Percentage Interest: With respect to any Residual Certificate, the percentage set forth on the face thereof.

     Permitted Transferee: Any Person other than (i) a "disqualified organization," within the meaning of section 860E(e)(5) of the Code, or (ii) a
Non-U.S. Person, other than a Non-U.S. Person that holds a Residual Certificate in connection with the Conduct of a trade or business within the United States and has furnished to the Certificate Registrar an Internal Revenue Service Form
W8-ECI (or successor form) at the time and in the manner specified in the Code.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

     Residual Certificates: The Class B, Class L and Class R Certificates
evidencing, in the aggregate, the beneficial ownership interest of the Residual
Certificateholders in the Trust.

     Responsible Officer: With respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of, and familiarity with, the particular subject; and with respect to the Administrator, any officer with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of, and familiarity with, the particular subject.

     Secretary of State: The Secretary of State of the State of Delaware.

     Seller: Lehman Brothers Holdings Inc.

     Similar Law: The meaning specified in Section 3.07.

     Single Certificate: A Residual Certificate representing a 100% Percentage
Interest.

     Transfer and Servicing Agreement: The Transfer and Servicing Agreement
dated as of August 1, 2005, by and among the Trust, the Depositor, as seller, the Master Servicer and the Indenture Trustee, as such may be amended or supplemented from time to time.

     Trust: The trust established pursuant to this Agreement which shall carry on its business operations under the name of "GreenPoint Mortgage Funding Trust
2005-HE3."

     Section 1.02 Other Definitional Provisions. Capitalized terms used herein and not defined herein shall have the same meanings assigned to them in the
Transfer and Servicing Agreement or if not so defined therein, then as defined in the Indenture and the rules of construction therein shall apply herein.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this
     Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and
     Exhibits in or to this Agreement unless otherwise specified; and the term
     "including" shall mean "including without limitation."

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

          (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II
                                  ORGANIZATION

     Section 2.01 Name. The trust continued by this Agreement shall be referred to as "GreenPoint Mortgage Funding Trust HE-3" in which name the Owner Trustee and the Officers

may conduct the activities contemplated hereby, including the making and executing of contracts and other instruments on behalf of the Trust and sue and be sued.

     Section 2.02 Office. The principal office of the Trust shall be in care of the Owner Trustee at its Corporate Trust Office. The Trust shall also have an office in care of the Administrator at its Corporate Trust Office.

     Section 2.03 Purpose and Powers. The Trust shall have the power and authority to engage in any of the following activities:

          (a) to issue the Notes from time to time pursuant to the Indenture and the Residual Certificates pursuant to this Agreement and to sell, transfer and exchange such Notes and such Residual Certificates;

          (b) with the proceeds of the sale of the Notes and the Residual
     Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance of the Net Proceeds from the
     Notes to the Depositor in consideration of the transfer to the Trust of the
     Collateral;

          (c) to assign, grant, transfer, pledge, mortgage and convey the Trust
     Estate pursuant to the Indenture on behalf of the Noteholders and for the benefit of the Insurer and to hold, manage and distribute to the
     Certificateholders pursuant to the terms of the Transfer and Servicing
     Agreement any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (d) to enter into and perform its obligations under the Operative
     Agreements to which it is to be a party;

          (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (f) subject to compliance with the Operative Agreements, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions and payments, as applicable, to the Certificateholders and the Noteholders.

     The Trust is hereby authorized to engage in the foregoing activities. The
Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Operative Agreements.

     Section 2.04 Appointment of the Owner Trustee. The Depositor hereby appoints the Bank to act as Owner Trustee of the Trust effective as of the date hereof to have all the rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

     The Owner Trustee is hereby authorized to execute this Agreement, the
Indenture, the Administration Agreement, the Transfer and Servicing Agreement
and any other Operative

Agreement on behalf of the Trust. The Owner Trustee is hereby authorized to take all actions required or permitted to be taken by it in accordance with the terms of this Agreement.

     Section 2.05 Initial Capital Contribution; Declaration of Trust.

          (a) The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1 in exchange for which the Owner Trustee shall issue to the Depositor the Class L
     Certificate. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the Closing Date, of the foregoing contribution which shall constitute the initial corpus of the Trust Estate and shall be deposited in the Certificate Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Depositor's payment of such amounts will not increase the Class Principal Balance of the Class L
     Certificates.

          (b) The Owner Trustee hereby declares that it will hold the Trust
     Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Operative Agreements. It is the intention of the parties hereto that the Trust constitutes a statutory trust under the
     Delaware Trust Statute and that this Agreement constitutes the governing instrument of such statutory trust. No later than the Closing Date, the
     Owner Trustee shall cause the filing of the Certificate of Trust with the
     Secretary of State. Except as otherwise provided in this Agreement, the rights of the Certificateholders will be those of beneficial owners of the
     Trust.

     Section 2.06 Issuance of Initial Residual Certificates. Upon the formation of the Trust by the initial contribution by the Depositor pursuant to Section
2.05, the Owner Trustee will issue the Class L Certificate to the Initial
Holder.

     Section 2.07 Liability of the Holder of the Residual Certificates. Each
Certificateholder shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the
General Corporation Law of Delaware.

     Section 2.08 Situs of Trust.

     The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware, New York, Illinois or the jurisdiction where the Indenture Trustee maintains bank accounts with respect to collections on the
Collateral (which is currently Illinois). The only office of the Trust will be as described in Section 2.02 hereof. The Trust shall not have any employees;
provided, however, that nothing herein shall restrict or prohibit the Owner
Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, New York, the jurisdiction in which the Indenture Trustee maintains the Certificate Account or such other jurisdiction designated by the Depositor, and payments will be made by the Trust only from Delaware, New York, the jurisdiction in which the Indenture Trustee maintains the Certificate Account or such other jurisdiction designated by the
Depositor.

     Section 2.09 Title to Trust Property.

          (a) Subject to the Indenture, title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity until this
     Agreement terminates pursuant to Article VIII hereof; provided, however, that if the laws of any jurisdiction require that title to any part of the
     Trust Estate be vested in the trustee of the Trust, then title to that part of the Trust Estate shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article IX of this Agreement.

          (b) The Certificateholders shall have beneficial but not legal title to any part of the Trust Estate. No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trust created hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the
     Trust Estate.

     Section 2.10 Representations and Warranties of the Depositor. The Depositor
hereby represents and warrants to the Owner Trustee, the Insurer and the
Administrator as of the Closing Date, as follows:

          (a) The Depositor is a Delaware corporation validly existing and in good standing. The Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the
     Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Depositor;
     this Agreement evidences the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

          (b) The consummation of the transactions contemplated by this
     Agreement will not result in (i) the breach of any terms or provisions of the Depositor's certificate of incorporation or bylaws, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor, or its property is subject, or (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its respective property is subject.

          (c) To the Depositor's best knowledge, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations

     of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder.

          (d) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

     Section 2.11 Designation of REMIC and Interests Therein.

          (a) For purposes of the REMIC Provisions: the Trust Estate shall be treated as comprising two segregated accounts each of which will be a real estate mortgage investment conduit (each a "REMIC" or, in the alternative, the "Lower Tier REMIC" and the "Upper Tier REMIC"); each of the Notes and the Class B Certificates shall represent ownership of a regular interest in the Upper Tier REMIC; the Class L Certificate shall represent the sole class of residual interest in the Lower Tier REMIC; and the Class R
     Certificate represents ownership of the sole class of residual interest in the Upper Tier REMIC.

          (b) For purposes of the REMIC provisions the Lower Tier REMIC shall hold as its assets the Trust Estate and shall be deemed to have issued the
     Class L Certificate and the uncertificated interests in the Lower Tier
     REMIC (each, a "Lower-Tier Interest"). The following table describes the designation, interest rate, and initial principal balance for the Class L
     Certificate and each Lower-Tier Interest and shows the Corresponding Class of Notes.

     Lower-Tier      Lower-Tier Interest Initial Principal Corresponding Class
     Designation            Rate              Balance            of Notes
--------------------------------------------------------------------------------
        LT-A                 (1)          $208,559,500.00        Class A
        LT-M1                (1)            $2,277,000.00        Class M1
        LT-M2                (1)            $3,578,000.00        Class M2
        LT-Q                 (1)          $214,454,500.00          N/A
 Class L Certificate         (2)          $          0.00          N/A

------------------------------

(1)  The interest rate with respect to any Payment Date (and the related
     Interest Accrual Period) for each of these Lower-Tier Interests is the
     Maximum Rate.

(2)  The interest rate with respect to any Payment Date (and the related
     Interest Accrual Period) during the Managed Amortization Period for the
     Class L Certificates is the Class A Note Rate for such Payment Date, and for each Payment Date (and the related Interest Accrual Period) thereafter, the Maximum Rate.

     On each Payment Date, for purposes of the REMIC provisions:

               (1) The fees and expenses of the Trust paid from amounts on deposit in the Distribution Account pursuant to Section 5.03(b) of the
          Transfer and

                                       10

          Servicing Agreement shall be treated as having been paid as an expense of the Lower Tier REMIC;

               (2) During the Managed Amortization Period, amounts remaining in the Distribution Account after the payments under priority (1) above shall be paid on the Class L Certificate to the extent of any interest accrued thereon at the rate described above;

               (3) Amounts remaining in the Distribution Account after the payments under priorities (1) and (2) above shall be paid on each of the Lower-Tier Interests at the rates described above, pro rata, based on the amount of interest accrued on each such Lower-Tier Interest for the related Interest Accrual Period, provided however, that interest that accrues on the LT-Q Interest shall be deferred in an amount necessary to make the principal distributions described under priority
          (5) below for such Payment Date. Any interest so deferred shall itself bear interest at the interest rate for the LT-Q Interest;

               (4) During the Managed Amortization Period, amounts remaining in the Distribution Account after the payments under priorities (1), (2), and (3) above shall be paid on the Class L Certificate until its Class
          Principal Balance is reduced to zero;

               (5) Amounts remaining in the Distribution Account after the payments under priorities (1), (2), (3), and (4) above shall be paid on the LT-A, LT-M1, and LT-M2 Lower-Tier Interests until the principal balance of each such Lower-Tier Interest equals 50% of the Note
          Principal Amount of the Corresponding Class of Notes immediately after such Payment Date;

               (6) Amounts remaining in the Distribution Account after the payments under priorities (1), (2), (3), (4), and (5) above shall be paid -

               i.   During the Managed Amortization Period, on the LT-Q
                    Lower-Tier Interest until its principal balance is reduced to zero, and

               ii.  During the Rapid Amortization Period, first, to the LT-Q
                    Lower-Tier Interest until the its principal balance equals the sum of (A) 50% of the Note Principal Amount of the Notes
                    immediately after such Payment Date plus (B) the excess of
                    (I) the Overcollateralization Amount immediately after such
                    Payment Date over (II) the Additional Balance Advance Amount immediately after such Payment Date, and then, to the Class
                    L Certificate, any remaining amount.

     On each Payment Date, Realized Loss Amounts shall be allocated to and applied in reduction of the principal balance of the Lower-Tier Interests and the Class L Certificate in the same manner in which principal is distributed on the Lower-Tier Interests pursuant to priorities (5) and (6) above.

                                       11

               (c) For purposes of the REMIC Provisions, the Upper Tier REMIC shall hold as assets the Lower-Tier Interests and shall issue the interests described in the table below, each of which will relate to a particular Class of Notes or Certificates. The following table describes the designation , interest rate, initial principal balance and Corresponding Class of Notes or Certificates for each interest.

                                                          Corresponding Class
   Upper-Tier     Upper-Tier Interest  Initial Principal     of Notes or
  Designation            Rate               Balance         Certificates
--------------------------------------------------------------------------------
     UT-A                (1)           $  417,199,000.00      Class A
     UT-M1               (1)           $    4,554,000.00      Class M1
     UT-M2               (1)           $    7,156,000.00      Class M2
     UT-B                (2)           (Initial O/C)             B
    Class R              (3)                  (3)                R

------------------------------

(1)  The interest rate with respect to any Payment Date (and the related
     Interest Accrual Period) for each of these Upper-Tier Interests is the Note
     Rate applicable to the Corresponding Class of Notes for the Payment Date.

(2)  The UT-B Upper-Tier Interest shall comprise two components, each of which is hereby designated as a regular interest in the Upper Tier REMIC. The first component is a principal-only component and represents the right to receive distributions from the Upper Tier REMIC in an amount equal to the
     Overcollateralization Amount determined as of the Closing Date. The second component is an interest-only component and represents the right to receive on each Payment Date interest accrued on the Lower-Tier Interests at a per annum rate equal to the excess, if any, of (i) the Maximum Rate over (ii)
     the product of (a) two multiplied by (b) the weighted average of the interest rates for such payment date on the Lower-Tier Interests, weighted on the basis of their principal balances as of the first day of the related
     Interest Accrual Period (after taking into account payments made on such date) and computed for this purpose by subjecting the interest rate on the
     LT-Q Lower Tier Interest to a cap of 0.00% and subjecting the interest rate on each of the LT-A, LT-M1, and LT-M2 Lower-Tier Interests to a cap equal to the Note Rate in effect for such Payment Date on the Corresponding Class of Notes.

(3)  For purposes of the REMIC Provisions, the R Upper-Tier Interest is the sole residual interest in the Upper Tier REMIC. It does not have an interest rate or a principal balance.

          On each Payment Date, the payments made on each Upper-Tier Interest shall correspond to the payments required to be made on the Corresponding
     Class of Notes or Certificates under the terms of the Transfer and
     Servicing Agreement of this Agreement, provided, however, that any payments made on any Class of Notes with respect to Deferred Interest shall be treated as payments made by the Upper Tier REMIC in respect of the UT-B
     Interest, and therefore, to the Holder of the Class B Certificates, and then paid by the Holder of the Class B Certificates to the Holders of the
     Notes. For federal income tax purposes, the rights of the Holders of the
     Notes to receive payments of Deferred Interest shall be treated as contractual rights to receive payments under a notional principal contract written by the Holder of the Class B Certificates in favor of the Holders of the Notes. For federal income tax reporting purposes, this notional principal contract shall be deemed to have a value of zero on the Closing
     Date.

     Section 2.12 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each REMIC within the meaning of Section
860G(a)(9) of the Code.

                                       12

     Section 2.13 REMIC Notes Maturity Date. Solely for purposes of satisfying
Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of each Lower-Tier Interest and each Upper-Tier Interest and, therefore, each Class of Notes and the Class B Certificates, is the Latest
Possible Maturity Date.

     Section 2.14 Withholding Taxes. In the event that any withholding tax is imposed under federal, state, or local law on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this
Section 2.14. The Administrator is hereby authorized and directed to retain in the Certificate Account from amounts otherwise distributable to the
Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Administrator from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The
Certificate Registrar will provide the Administrator with a statement indicating the amount of any such withholding tax. The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Administrator and remitted to the appropriate taxing authority from the Distribution Account at the direction of the Administrator. If there is a possibility that withholding tax is payable with respect to a distribution, the Administrator may in its sole discretion direct the Administrator to withhold such amounts in accordance with this paragraph. In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Administrator shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees in writing to reimburse the Owner Trustee and the Administrator for any out-of-pocket expenses incurred.

     Section 2.15 Tax Returns.

          (a) For federal income tax purposes, each of the REMICs created hereunder shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

          (b) The Administrator shall prepare or cause to be prepared and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMICs and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby.
     Within thirty (30) days of the Closing Date, the Administrator shall furnish or cause to be furnished to the Internal Revenue Service, on Form
     8811 or as otherwise required by the Code, the name, title, address and telephone number of the person that Holders of the Securities may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code.
     Such federal, state, or local income tax or information returns shall be signed by the Administrator, or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations, or rules.

                                       13

          (c) In the first federal income tax return of each REMIC for their short taxable year ending December 31, 2005, REMIC status shall be elected for such taxable year and all succeeding taxable years.

          (d) The Administrator shall maintain or cause to be maintained such records relating to each REMIC, including but not limited to the income, expenses, assets and liabilities of the Trust, and the fair market value and adjusted basis of the Trust Estate and assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

          (e) If any tax is imposed on "prohibited transactions" (as defined in
     Section 860F(a)(2) of the Code) of each REMIC created hereunder, on any contribution to any REMIC created hereunder after the Closing Date pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any REMIC created hereunder pursuant to Sections
     23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the
     Administrator, if any such other tax arises out of or results from negligence of the Administrator in the performance of any of its obligations under this Agreement, (ii) the Depositor, in the case of any such minimum tax, if such tax arises out of or results from a breach by the
     Depositor of any of its obligations under this Agreement, or (iii) in all other cases, or if the Administrator or the Depositor fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Residual
     Certificateholders pursuant to Section 5.03(b)(xv) of the Transfer and
     Servicing Agreement.

     Section 2.16 Investment Company. None of the Depositor, the Administrator
and any holder of a Residual Certificate shall take any action which would cause the Trust to become an "investment company" which would be required to register under the Investment Company Act of 1940, as amended.

                                  ARTICLE III
              THE RESIDUAL CERTIFICATES AND TRANSFERS OF INTERESTS

     Section 3.01 The Residual Certificates. The Residual Certificates shall initially be issued as three certificates in definitive, fully registered form and shall initially be registered in the name of the Initial Holder. The Class B
Certificate shall be issued in minimum denominations of 1% Percentage Interest in such Certificates. The Class L Certificates shall not be issued in authorized denominations of less than a 100% Percentage Interest in such Certificates. The
Class R Certificates shall not be issued in authorized denominations of less than a 100% Percentage Interest in such Certificates. The Residual Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an
Authorized Officer of the Owner Trustee and authenticated in the manner provided in Section 3.02. A Residual Certificate bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Residual Certificate or did not hold such offices at the date of authentication and delivery of such Residual Certificate.

                                       14

A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such
Person's acceptance of a Residual Certificate duly registered in such Person's name pursuant to Section 3.03.

     Section 3.02 Execution, Authentication and Delivery of the Residual
Certificates. Concurrently with the sale of the Collateral to the Trust pursuant to the Transfer and Servicing Agreement, the Owner Trustee shall cause the
Residual Certificates issued hereunder to be executed on behalf of the Trust and authenticated and delivered to the Initial Holder. The Depositor hereby directs the Owner Trustee to so deliver the Residual Certificates. The Residual
Certificates shall not entitle its Holder to any benefits under this Agreement or be valid for any purpose unless there shall appear on such Residual
Certificate a certificate of authentication substantially in the form set forth in Exhibits A-1, A-2 and A-3 hereto, respectively, executed by the Owner Trustee or the Administrator, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such
Residual Certificate shall have been duly authenticated and delivered hereunder.
A Residual Certificate shall be dated the date of its authentication.

     Section 3.03 Registration of and Limitations on Transfers and Exchanges of
the Residual Certificates. (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a
Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the
Residual Certificates and of transfers and exchanges of the Residual
Certificates as herein provided; provided, however, that no Class R Certificate or Class L Certificate shall be issued in any such transfer and exchange representing less than a 100% Percentage Interest in such Certificate. The
Administrator shall be the initial Certificate Registrar. If the Certificate
Registrar resigns or is removed, the Owner Trustee, with the consent of the
Depositor, shall appoint a successor Certificate Registrar.

          Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of a Residual Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or cause the Administrator as its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Residual Certificate evidencing the Percentage
     Interest of the Residual Certificate so surrendered and dated the date of authentication by the Owner Trustee or the Certificate Registrar.

          Every Residual Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate
     Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Residual Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

          No service charge shall be made for any registration of transfer or exchange of the Residual Certificates, but the Owner Trustee or the
     Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be

                                       15

     imposed in connection with any transfer or exchange of the Residual
     Certificates or any other expense arising as a result of any registration of transfer or exchange.

          Except for the initial issuance of the Class L and Class R
     Certificates on the Closing Date, no Person shall become a
     Certificateholder of Class L or Class R Certificates until it shall establish its non-foreign status by submitting to the Certificate Paying
     Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit E hereto.

     The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register any transfer or exchange of a Class L Certificate or a Class R Certificate for a period of 15 days preceding the due date for any payment with respect to such Residual
Certificates.

          (b) The Residual Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed
     (collectively, for purposes of this Section 3.03 and any other Section referring to the Residual Certificates, "transferred" or a "transfer") only in accordance with this Section 3.03.

          (c) No transfer of a Residual Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the
     Securities Act and such laws. Each prospective transferee of a Residual
     Certificate, other than the Initial Holder, shall represent and warrant, in writing, to the Owner Trustee and the Certificate Registrar and any of
     their respective successors that:

     Such Person is (A) a "qualified institutional buyer" as defined in Rule
     144A under the Securities Act of 1933, as amended (the "Securities Act"),
     (such Person shall execute an investment letter in the form attached hereto as Exhibit D-1 to such effect) and is aware that the seller of such
     Residual Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Residual Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act or (B)
     in the case of the Class B Certificates, an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act (such
     Person shall execute an investment letter in the form attached hereto as
     Exhibit D-2 to such effect) and is aware that the seller of such Residual
     Certificate is relying on an exemption from the registration requirements of the Securities Act and is acquiring such Residual Certificate for its own account.

     Such Person understands that such Residual Certificate has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person (A) whom the seller reasonably believes is a "qualified institutional buyer" or (B) in the case of the Class B Certificates, an "accredited investor" (as defined in Rule
     501(a)(1), (2), (3) or (7) of the Securities Act, in each case in a transaction exempt from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United
     States.

                                       16

     Such Person shall comply with the provisions of Section 3.07, as applicable, relating to the ERISA restrictions with respect to the acceptance or acquisition of such Residual Certificate.

          (d) For so long as any of the Residual Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Administrator agrees to cooperate with the Depositor to provide to any
     Certificateholders and to any prospective purchaser of Residual
     Certificates designated by such Certificateholder, upon the request of such
     Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act. Any reasonable, out-of-pocket expenses incurred by the Administrator in providing such information shall be reimbursed by the Depositor.

          (e) Each prospective transferee of any Class L or Class R Certificate, other than the Initial Holder, shall execute and deliver the Certificate of
     Non-Foreign Status (in the form attached hereto as Exhibit E).

          (f) Each Person that has or that acquires any Ownership Interest in any Class L or Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Certificate
     Registrar or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the
     Class L or Class R Certificates are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a
          Class L or Class R Certificate shall be a Permitted Transferee and shall promptly notify the Owner Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted
          Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Class L or Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) No Ownership Interest in a Class L or Class R Certificate
          may be transferred without the express written consent of the Owner
          Trustee, the Depositor and the Certificate Registrar. In connection with any proposed transfer of any Ownership Interest in a Class L or
          Class R Certificate, the Owner Trustee shall as a condition to such consent, require delivery to it, the Depositor and the Certificate
          Registrar in form and substance satisfactory to it, of each of the following:

                    (A) an affidavit in the form of Exhibit F-1 hereto from the proposed transferor, and an affidavit in the form of Exhibit F-2 hereto from the proposed transferee to the effect that such transferee is a

                                       17

               Permitted Transferee and that it is not acquiring its Ownership
               Interest in the Class L or Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                    (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class L or Class R
               Certificate.

               (iv) Any attempted or purported transfer of any Ownership
          Interest in a Class L or Class R Certificate in violation of the provisions of this Section 3.03 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 3.03, become a Holder of a Class L or Class R Certificate, then the prior
          Holder of such Class L or Class R Certificate that is a Permitted
          Transferee shall, upon discovery that the registration of transfer of such Class L or Class R Certificate was not in fact permitted by this
          Section 3.03, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class L or Class R
          Certificate. The Owner Trustee and the Certificate Registrar shall be under no liability to any Person for any registration of transfer of any Class L or Class R Certificate that is in fact not permitted by this Section 3.03 or for making any distributions due on such Class L or Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this
          Agreement so long as the Owner Trustee, the Depositor and the
          Certificate Registrar received all affidavits and covenants with respect to such transfer provided for under this Section 3.03. The
          Certificate Paying Agent, on behalf of the Trust, shall be entitled to recover from any Holder of a Class L or Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class L or Class R Certificate.
          Any such distributions so recovered by the Certificate Paying Agent shall be distributed and delivered by the Certificate Paying Agent to the prior Holder of such Residual Certificate that is a Permitted
          Transferee.

               (v) If any Person other than a Permitted Transferee acquires any
          Ownership Interest in a Class L or Class R Certificate in violation of the restrictions in this Section 3.03, then the Certificate Registrar shall have the right but not the obligation, without notice to the
          Holder of such Class L or Class R Certificate or any other Person having an Ownership Interest therein, to notify the underwriter to arrange for the sale of such Class L or Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Certificate Registrar or its affiliates), expenses and taxes due, if any, will be remitted by the Certificate
          Paying Agent to the previous Holder of such Class L or Class R
          Certificate that is a Permitted Transferee, except that in the event that the Certificate Paying Agent determines that the Holder of such
          Class L or Class R Certificate may be liable for any amount due under this Section 3.03 or any other provisions of this Agreement, the
          Certificate Paying Agent may withhold a corresponding amount from such remittance as security for

                                       18

          such claim. The terms and conditions of any sale under this clause (v)
          shall be determined in the sole discretion of the Certificate
          Registrar and the Certificate Paying Agent, and neither such Person shall not be liable to any Person having an Ownership Interest in a
          Class L or Class R Certificate as a result of its exercise of such discretion.

               (vi) If any Person other than a Permitted Transferee acquires any
          Ownership Interest in a Class L or Class R Certificate in violation of the restrictions in this Section 3.03, then the Administrator will provide to the Internal Revenue Service, and to the persons specified in Section 860E(e)(3) of the Code, information needed to compute the tax imposed under Section 860E(e)(1) of the Code on transfers of residual interests to disqualified organizations.

          (g) Each Person that has or that acquires any Ownership Interest in any Class L Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound to make advances and purchase Additional Balances through funding of the Reserve Account as and to the extent set forth in Section 2.01(b) of the Transfer and Servicing
     Agreement.

     Section 3.04 Lost, Stolen, Mutilated or Destroyed Residual Certificates. If
(a) a mutilated Residual Certificate is surrendered to the Certificate
Registrar, or (b) the Certificate Registrar receives evidence to its satisfaction that a Residual Certificate has been destroyed, lost or stolen, and there is delivered to the Certificate Registrar proof of ownership satisfactory to the Certificate Registrar, together with such security or indemnity as required by the Certificate Registrar and the Owner Trustee to save each of them harmless, then in the absence of notice to the Certificate Registrar or the
Owner Trustee that such Residual Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust, and the Owner
Trustee or the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Residual
Certificate, a new Residual Certificate of like tenor and Percentage Interest.
In connection with the issuance of any new Residual Certificate under this
Section 3.04, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the
Certificate Registrar (including any fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Residual Certificate issued pursuant to this Section 3.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Residual Certificate shall be found at any time.

     Section 3.05 Persons Deemed Certificateholders. Notwithstanding any other provision contained herein, prior to due presentation of a Residual Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, the
Insurer or any Certificate Paying Agent may treat the Holder as the owner of such Residual Certificate for the purpose of receiving distributions pursuant to
Section 4.02 and for all other purposes whatsoever, and none of the Trust, the
Owner Trustee, the Certificate Registrar, the Insurer or any Certificate Paying
Agent shall be bound by any notice to the contrary.

                                       19

     Section 3.06 Access to List of Certificateholders' Names and Addresses. The
Certificate Registrar shall furnish or cause to be furnished to the Depositor, the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement
Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) or the Owner Trustee, within 15 days after receipt by the
Certificate Registrar of a written request therefor from the Depositor or the
Owner Trustee, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the name and address of the Holder as of the most recent Record Date. A Holder, by receiving and holding a Residual
Certificate, shall be deemed to have agreed not to hold any of the Trust, the
Depositor, the Certificate Registrar, the Insurer or the Owner Trustee
accountable or liable for damages by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 3.07 ERISA Restrictions. The Residual Certificates may not be
acquired or transferred to a transferee, other than the Initial Holder or its affiliate, for or, on behalf of, an employee benefit plan or other retirement arrangement that is subject to ERISA or Section 4975 of the Code or to any substantially similar law, or any entity deemed to hold the plan assets of the foregoing (each, a "Benefit Plan"). Each prospective transferee, other than the
Initial Holder or its affiliate, shall represent and warrant to the Certificate
Registrar that it is not a Benefit Plan, in accordance with Exhibit D-1, D-2 or
F-1 or F-2 hereto, as applicable. By accepting and holding its beneficial ownership interest in its Residual Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     Section 3.08 Maintenance of Office or Agency. The Certificate Registrar on
behalf of the Trust, shall maintain an office or offices or agency or agencies where a Residual Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Residual Certificates and the Operative Agreements may be served. The
Certificate Registrar shall give the Owner Trustee prompt notice, in writing, of any such notice or demand. The Certificate Registrar initially designates the
Corporate Trust Office of the Administrator as its office for such purposes. The
Certificate Registrar shall give prompt written notice to the Depositor, the
Owner Trustee, the Insurer (so long as the Class A Notes are Outstanding or any
Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     Section 3.09 Certificate Paying Agent.

          (a) The Owner Trustee may appoint, and hereby appoints, the
     Administrator as Certificate Paying Agent under this Agreement. The
     Certificate Paying Agent shall make distributions to the Holders from the
     Certificate Account pursuant to Section 4.02 hereof and Section 5.07 of the
     Transfer and Servicing Agreement and, upon request, shall report the amounts of such distributions to the Owner Trustee. The Certificate Paying
     Agent shall have the revocable power to withdraw funds from the Certificate
     Account for the purpose of making the distributions referred to above. The
     Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Agreement and the Transfer and
     Servicing Agreement relating to the Certificate Paying Agent and shall:

                                       20

               (i) hold all sums held by it for the payment of amounts due with respect to the Residual Certificates in trust for the benefit of the
          Person entitled thereto until such sums shall be paid to such Person or otherwise disposed of as herein provided;

               (ii) give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Administrator has actual knowledge in the making of any payment required to be made with respect to the
          Residual Certificates;

               (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the
          Owner Trustee on behalf of the Trust all sums so held in Trust by such
          Certificate Paying Agent;

               (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Residual Certificates if at any time it ceases to meet the standards under this Section 3.09 required to be met by the Certificate Paying Agent at the time of its appointment;
          and

               (v) not institute bankruptcy proceedings against the Trust in connection with this Agreement.

          (b) In the event that the Administrator shall no longer be the
     Certificate Paying Agent hereunder, the Owner Trustee, with the consent of the Depositor, shall appoint a successor to act as Certificate Paying Agent
     (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate
     Paying Agent appointed by the Owner Trustee to execute and deliver to the
     Owner Trustee an instrument in which such successor Certificate Paying
     Agent or additional Certificate Paying Agent shall agree with the Owner
     Trustee that as Certificate Paying Agent, such successor Certificate Paying
     Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holder. The Certificate
     Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 5.03, 5.04, 6.01, 6.05, 6.07, 6.08, 7.01 and 7.02
     shall apply to the Administrator also in its role as Certificate Paying
     Agent for so long as the Administrator shall act as Certificate Paying
     Agent and, to the extent applicable, to any other Certificate Paying Agent appointed hereunder. Any reference in this Agreement to the Certificate
     Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything herein to the contrary, the
     Administrator and the Certificate Paying Agent shall be the same entity as the Indenture Trustee under the Indenture and the Transfer and Servicing
     Agreement unless an Indenture Event of Default has occurred and is continuing and the Indenture Trustee determines or is advised that a conflict of interest exists or will exist if the Indenture Trustee continues to act as Administrator and Certificate Paying Agent. In such event, the Administrator and the Certificate Paying Agent shall resign and the

                                       21

     Owner Trustee, with the consent of the Depositor, shall appoint a successor
     Administrator in accordance with the Administration Agreement.

     Section 3.10 Initial Beneficiary. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Residual Certificates, the Depositor shall be the sole beneficiary of the
Trust.

     Section 3.11 Distributions on Residual Certificates. The Residual
Certificateholders will be entitled to distributions on each Payment Date, as provided in this Agreement, the Transfer and Servicing Agreement and the
Indenture. With respect to any Payment Date during the Managed Amortization
Period, funds received by the Owner Trustee pursuant to Section 5.03(b)(ii) or
(iii) of the Transfer and Servicing Agreement shall be distributed by the Owner
Trustee to the Class L Certificateholders. With respect to any Payment Date, any amounts remaining in the Distribution Account for payment to the Residual
Certificateholders pursuant to Section 5.03(b)(xv) of the Transfer and Servicing
Agreement, to the extent such funds are received by the Owner Trustee, shall be distributed by the Owner Trustee as follows:

               (i) with respect to any Payment Date during the Managed
          Amortization Period, to the Class B Certificateholders; and

               (ii) with respect to any Payment Date during the Rapid
          Amortization Period, concurrently, to the Class B Certificateholders and the Class L Certificateholders, pro rata based on their respective
          Class Principal Balances; provided, however, that the Class L
          Certificateholders shall have no right to such distributions unless all unpaid and unreimbursed Expenses due and owing to the Owner
          Trustee pursuant to the Operative Agreements (including Section 7.02 herein) shall have been paid from such amounts available for distribution to the Class L Certificates.

provided, further, on the Payment Date on which the Redemption Price is distributed, the portion, if any, of the Redemption Price equal to the Class
Principal Balance of the Class L Certificates shall be distributed pursuant to this Section 3.11 to the Class L Certificateholders and the portion, if any, of the Redemption Price equal to the Class Principal Balance of the Class B
Certificates shall be distributed pursuant to this Section 3.11 to the Class B
Certificateholders, as applicable.

With respect to each Payment Date, the Indenture Trustee, to the extent the
Master Servicer has provided the Mortgage Loan data delivered by the Master
Servicer to the Indenture Trustee pursuant to Section 4.09(a) of the Transfer and Servicing Agreement (the "Indenture Trustee Report"), shall deliver or make available the report to be provided by the Indenture Trustee pursuant to Section
4.09 of the Transfer and Servicing Agreement for such Payment Date to each
Residual Certificateholder.

                                   ARTICLE IV
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     Section 4.01 Certificate Account. All of the right, title and interest of the Trust in all funds on deposit from time to time in the Certificate Account and in all proceeds thereof shall be

                                       22

held for the benefit of the Holders and such other persons entitled to payments therefrom. Except as otherwise expressly provided herein or in the Transfer and
Servicing Agreement, the Certificate Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.

     The Certificate Account shall be subject to and established and maintained in accordance with the applicable provisions of the Transfer and Servicing
Agreement and the Indenture, including, without limitation, the provisions of
Section 5.07 of the Transfer and Servicing Agreement regarding distributions from the Certificate Account.

     Section 4.02 Application of Trust Funds.

          (a) On each Payment Date, the Owner Trustee shall direct the
     Certificate Paying Agent to distribute to the Holders, from amounts on deposit in the Certificate Account, the distributions as provided in
     Sections 5.03 and 5.07 of the Transfer and Servicing Agreement with respect to such Payment Date. The Owner Trustee hereby directs the Certificate
     Paying Agent to distribute on each Payment Date to the Holders amounts on deposit in the Certificate Account in accordance with Section 5.07 of the
     Transfer and Servicing Agreement and the Certificate Paying Agent hereby acknowledges such direction.

          (b) All payments to be made under this Agreement by the Certificate
     Paying Agent shall be made only from the income and proceeds, including Net
     Proceeds from the Notes, of the Trust Estate and only to the extent that the Certificate Paying Agent has received such income or proceeds. The Bank shall not be liable to any Holder, the Indenture Trustee or the
     Administrator for any amounts payable pursuant to this Section 4.02 except to the extent that non-payment is due to the Owner Trustee's acts or omissions amounting to willful misconduct or gross negligence.

          (c) Distributions to the Holders shall be subordinated to the creditors of the Trust, including, without limitation, the Noteholders.

     Section 4.03 Method of Payment. Subject to Section 8.01(c), distributions required to be made to the Holders on any Payment Date as provided in Section
4.02 shall be made to the Person who was the Holder on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such
Holder at a bank or other entity having appropriate facilities therefor, if the
Holder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Holder at the address of such Holder appearing in the
Certificate Register.

     Section 4.04 REMIC Related Covenants. For as long as the Trust shall exist, the Depositor, the Owner Trustee and the Administrator, in connection with any actions taken by any such Person on behalf of the Trust, shall act in accordance herewith for the purpose of continuing treatment of each REMIC as a REMIC and avoid the imposition of tax on any REMIC. In particular:

                                       23

          (a) The Trust shall not create, or permit the creation of, any
     "interests" in any REMIC within the meaning of Code Section 860D(a)(2)
     other than the interests described in Section 2.11 hereof;

          (b) Except as otherwise provided in the Code, the Depositor shall not grant and the Trust shall not accept property unless (i) substantially all of the property held in each REMIC constitutes either "qualified mortgages"
     or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to any REMIC after the start-up day unless such grant would not subject the Trust to the 100%
     tax on contributions to a REMIC after the start-up day of such REMIC imposed by Code Section 860G(d);

          (c) The Trust shall not accept on behalf of any REMIC any fee or other compensation for services and the Owner Trustee and the Administrator shall not knowingly accept on behalf of the Trust any income from assets other than those permitted to be held by such REMIC;

          (d) The Trust shall not sell or permit the sale of all or any portion of the Collateral unless such sale is pursuant to a "qualified liquidation"
     as defined in Code Section 860F(a)(4)(A) of the applicable REMIC; and

          (e) The Administrator shall maintain books with respect to the Trust
     Fund on a calendar year taxable year and on an accrual basis.

          (f) The Trust shall not engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Depositor, the Trust may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d), provided that the
     Depositor shall have delivered to the Owner Trustee, the Indenture Trustee and the Insurer (so long as the Class A Notes are Outstanding or any
     Reimbursement Amounts remain due and owing to the Insurer and no Insurer
     Default has occurred and is continuing) an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the
     REMICs and will not disqualify the REMICs from treatment as REMICs; and
     provided, further, that such action will not adversely affect the rights of the Holders of the Securities and will not adversely impact the ratings of the Notes.

     Section 4.05 Segregation of Moneys; No Interest. Moneys received by or on behalf of the Owner Trustee hereunder and deposited into the Certificate Account will be segregated except to the extent required otherwise by law or the provisions of the Transfer and Servicing Agreement. The Owner Trustee shall not be liable for payment of any interest in respect of such moneys.

                                       24

                                   ARTICLE V
                   AUTHORITY AND DUTIES OF THE OWNER TRUSTEE;
                          ACTION BY CERTIFICATEHOLDERS

     Section 5.01 General Authority.

     The Owner Trustee is authorized and directed to execute and deliver the
Notes, the Residual Certificates, and the other Operative Agreements to which it is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Operative Agreements to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee's execution thereof, and, on behalf of the Trust, to direct the Owner Trustee to authenticate the Notes. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Operative Agreements.

     Section 5.02 General Duties.

          (a) It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this
     Agreement and the other Operative Agreements to which the Trust is a party and to administer the Trust in the interest of the Certificateholders subject to the Operative Agreements and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Operative Agreements to the extent the Administrator has agreed in the Administration Agreement, the Transfer and Servicing Agreement or
     this Agreement, respectively, to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Operative
     Agreement, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the
     Administration Agreement, this Agreement or the Transfer and Servicing
     Agreement, respectively; and

          (b) It shall be the duty of the Depositor under the Administration
     Agreement to obtain and preserve the Trust's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the
     Collateral and each other instrument and agreement included in the Trust
     Estate. It shall be the duty of the Owner Trustee to cooperate with the
     Depositor with respect to such matters.

     Section 5.03 Action Upon Instruction.

          (a) Subject to Article V and in accordance with the terms of the
     Operative Agreements, a Holder may by written instruction with a copy to the Insurer (so long as the Class A Notes are Outstanding or any
     Reimbursement Amounts remain due and owing to the Insurer and no Insurer
     Default has occurred and is continuing) direct the Owner Trustee in the management of the Trust, but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at any time by written instruction of a Holder pursuant to this Article V.

                                       25

          (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Operative Agreement if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any
     Operative Agreement or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Operative Agreement, or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted and, to the extent the
     Owner Trustee acts in good faith in accordance with any written instruction of the Holders, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this
     Agreement or any other Operative Agreement, as it shall deem to be in the best interests of the Holders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

     Section 5.04 No Duties Except as Specified under Specified Documents or in
Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner
Trustee pursuant to this Agreement, and (ii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into this Agreement or any Operative
Agreement against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trust or to prepare or file any
Securities and Exchange Commission filing for the Trust or to record this
Agreement or any Operative Agreement or to prepare or file any tax return for the Trust. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against the Bank that are not related to the ownership or the administration of the
Trust Estate.

                                       26

     Section 5.05 Restrictions.

          (a) The Owner Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 2.03. The Holders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.05.

          (b) The Owner Trustee shall not, except as provided herein, convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any person unless such conveyance or transfer shall not violate the provisions of the Indenture.

     Section 5.06 Prior Notice to the Holders with Respect to Certain Matters.
With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Holders and the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) in writing of the proposed action and the Holders shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Holder and the
Insurer (so long as the Class A Notes are Outstanding or any Reimbursement
Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) has consented to such action or provided alternative direction:

          (a) The initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Collateral) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Collateral);

          (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware
     Trust Statute);

          (c) the amendment of the Indenture by a supplemental indenture or of this Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is required;

          (d) the amendment or other change of the Indenture by a supplemental indenture or of this Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Holders;

          (e) the amendment of the Transfer and Servicing Agreement in circumstances where the consent of any Noteholder is required;

          (f) the amendment, change or modification of the Administration
     Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the Holders;

                                       27

          (g) the appointment pursuant to the Indenture of a successor Note
     Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent or the
     consent to the assignment by the Note Registrar, Paying Agent, Indenture
     Trustee, Certificate Registrar or Certificate Paying Agent of its
     obligations under the Indenture or this Agreement, as applicable;

          (h) the consent to the calling or waiver of any default of any
     Operative Agreement;

          (i) the consent to the assignment by the Indenture Trustee of its obligations under any Operative Agreement;

          (j) except as provided in Article VIII hereof, dissolve, terminate or liquidate the Trust in whole or in part;

          (k) the merger, conversion or consolidation of the Trust with or into any other entity, or conveyance or transfer of all or substantially all of the Trust's assets to any other entity;

          (l) the incurrence, assumption or guaranty by the Trust of any indebtedness other than as set forth in this Agreement;

          (m) the taking of any action which conflicts with any Operative
     Agreement or would make it impossible to carry on the ordinary business of the Trust or change the Trust's purpose and powers set forth in this
     Agreement;

          (n) the confession of a judgment against the Trust;

          (o) the possession of the Trust assets, or assignment of the Trust's right to property, for other than a Trust purpose; or

          (p) the lending of funds by the Trust to any entity.

     In addition, the Trust shall (i) hold itself out as a separate entity from each Certificateholder and not conduct any business in the name of any
Certificateholder, (ii) correct any known misunderstanding regarding its separate identity, (iii) maintain adequate capital in light of its contemplated business operations, (iv) correct any known misunderstanding regarding its separate identity, (v) maintain appropriate minutes or other records of all appropriate actions and shall maintain its office and bank accounts separate from any other Person or entity, (vi) conduct its own business in its own name and use stationery, invoices, checks or other business forms under its own name and not that of any other Person, (vii) observe all formalities required under the Delaware Trust Statute and other formalities required by the Transaction
Documents, (viii) conduct business with the Certificateholders or any Affiliate thereof on an arm's-length basis, and (ix) maintain its financial and accounting books and records separate from those of any other Person or entity. In addition, the Trust shall not (i) guarantee or become obligated for the debts of any other person or entity, (ii) acquire the obligations or securities of its
Certificateholders or its Affiliates, (iii) identify itself as a division of any other Person or entity, (iv) commingle its assets with those of any other Person or entity, (v) engage in any business

                                       28

activity in which it is not currently engaged other than as contemplated by the
Operative Agreements and related documentation, (vi) form, or cause to be formed, any subsidiaries, (vii) own or acquire any asset other than as contemplated by the Operative Agreements and related documentation, (viii)
acquire the obligations or securities of its Affiliates or the Seller, (ix) hold out its credit as being available to satisfy the obligations of any other person or entity, (x) identify itself as a division of any other person or entity, and
(xi) make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity. Other than as expressly set forth herein, the Trust shall (i) pay its indebtedness, operating expenses and liabilities from its own funds, and neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity and (ii)
not engage in any dissolution, liquidation, consolidation, merger or sale of assets. Other than as contemplated by the Operative Agreements and related documentation, the Trust shall (i) not pledge its assets for the benefit of any other person or entity and (ii) not follow the directions or instructions of the
Depositor.

     For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Holders. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto. This Agreement is and shall be the only agreement among the parties thereto with respect to the creation, operation and termination of the Trust.

     The Owner Trustee shall not have the power, except upon the written direction of the Holders, and to the extent otherwise consistent with the
Operative Agreements, to (i) remove or replace the Indenture Trustee, or (ii)
institute a bankruptcy against the Trust. So long as the Indenture remains in effect, to the extent permitted by applicable law, the Holders shall have no power to commence, and shall not commence, any bankruptcy with respect to the
Trust or direct the Owner Trustee to commence any bankruptcy with respect to the
Trust.

          (q) The Owner Trustee shall not have the power, except upon the written direction of the Insurer, or if the Class A Notes are no longer
     Outstanding and no Reimbursement Amounts remain due and owing to the
     Insurer or an Insurer Default has occurred and is continuing, the Holders, to (i) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof, (ii) appoint a successor Administrator pursuant to
     Section 9 of the Administration Agreement, or (iii) except as expressly provided in the Indenture, to sell the Collateral after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed and authorized by the Insurer, or if the Class A Notes are no longer Outstanding and no
     Reimbursement Amounts remain due and owing to the Insurer or if an Insurer
     Default has occurred and is continuing, the Holders.

     Section 5.07 Action by the Holders with Respect to Bankruptcy.

     The Owner Trustee shall not have the power to commence or consent to a bankruptcy relating to the Trust without the prior approval of the Insurer, or if the Class A Notes are no longer Outstanding or if an Insurer Default has occurred and is continuing, the Holders and the delivery to the Owner Trustee by the Holders of a certificate certifying that the Insurer, or if the Class A
Notes are no longer Outstanding and no Reimbursement Amounts remain due and owing to the Insurer or if an Insurer Default has occurred and is continuing, the Holders reasonably

                                       29

believes that the Trust is insolvent. This paragraph shall survive for one year and one day following termination of this Agreement. So long as the Indenture remains in effect, the Holders shall not have the power to institute, and shall not institute, any bankruptcy with respect to the Trust or direct the Owner
Trustee to take such action.

     Section 5.08 Restrictions on the Holders' Power.

     The Holders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Operative
Agreements or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

     Section 5.09 Insurer's Rights Regarding Actions, Proceedings or
Investigations.

     Until all Class A Notes and Reimbursement Amounts have been paid in full, all amounts owed to the Insurer have been paid in full, the Insurance Agreement has terminated and the Policy has been returned to the Insurer for cancellation, the following provisions shall apply:

          (a) Notwithstanding anything to the contrary in the Operative
     Agreements (but in all cases subject to Section 5.09(g) and (h)), without the prior written consent of the Insurer, the Owner Trustee shall not (i)
     remove a Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the
     Trust, other than with respect to the enforcement of any Mortgage Loan or any rights of the Trust thereunder or confess a judgment against the Trust,
     (iii) authorize the merger or consolidation of the Trust with or into any other statutory trust or other entity or convey or transfer all or substantially all of the Trust's assets to any other Person, (iv) amend the
     Certificate of Trust unless required by the Delaware Trust Statute or (v)
     amend this Agreement in accordance with Section 10.01 of this Agreement.

          (b) Notwithstanding anything contained herein or in the other
     Operative Agreements to the contrary and providing that no Insurer Default has occurred or is continuing (but in all cases subject to Section 5.09(g)
     and (h)), the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Trust, the Trust Estate, the Collateral, or the rights or obligations of the Insurer hereunder or under the Policy or the
     Operative Agreements, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Originator, the
     Seller, the Depositor, the Trust or any affiliate thereof. Following notice to the Indenture Trustee, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust, the Trust Estate and the Collateral. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer's interests, shall be included in the Reimbursement Amount.

          (c) In connection with any action, proceeding or investigation that could adversely affect the Trust, the Trust Estate, the Collateral or the rights or obligations of

                                       30

     the Insurer hereunder or under the Policy or the Operative Agreements, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Originator, the Seller, the Depositor, the
     Trust or any affiliate thereof, the Owner Trustee hereby agrees to cooperate with the Insurer, and the Certificateholders agree that the Owner
     Trustee on behalf of the Trust shall take such action as directed by, the
     Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion, without the consent of any Noteholder.

          (d) The Owner Trustee hereby agrees to provide the Insurer written notice of any action, proceeding or investigation of which it has Actual
     Knowledge regarding this agreement or any other Operative Agreement.

          (e) Each Residual Certificateholder, by acceptance of its Residual
     Certificate, as appropriate, and the Owner Trustee agree that the Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the
     Operative Agreements, that the rights set forth in this Section may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of any Residual Certificateholder or the Owner Trustee,
     notwithstanding any other provision contained herein or in any of the other
     Operative Agreements, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

          (f) Notwithstanding anything contained herein or in any of the other
     Operative Agreements to the contrary (but in all cases subject to Sections
     5.09(g) and (h)), the Owner Trustee shall not, without the Insurer's prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Trust Estate, the Collateral or the rights or obligations of the Insurer hereunder or under the Policy or the
     Operative Agreements.

          (g) With respect to the Insurer, the Owner Trustee undertakes to perform or observe only such of the covenants and obligations of the Owner
     Trustee as are expressly set forth in this Trust Agreement, and no implied covenants or obligations with respect to the Insurer shall be read into this Trust Agreement or the other Operative Agreements against the Owner
     Trustee. The Owner Trustee shall not be deemed to owe any fiduciary duty to the Insurer, and shall not be liable to any such person other than as a result of the gross negligence or willful misconduct of the Owner Trustee in the performance of its express obligations under this Trust Agreement.

          (h) Whenever the Owner Trustee acts or refrains from acting pursuant to this Section 5.09, the Owner Trustee shall have all the rights, privileges and immunities that the Owner Trustee otherwise has under this
     Agreement or any other Operative Agreement including, but not limited to, the right to request the Insurer provide adequate indemnity reasonably acceptable to the Bank and the Owner Trustee to hold the Bank and the Owner
     Trustee harmless.

                                       31

                                   ARTICLE VI
                          CONCERNING THE OWNER TRUSTEE

     Section 6.01 Acceptance of Trust and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this
Agreement. The Bank shall not be answerable or accountable hereunder or under any other Operative Agreements under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.04(a), (iii)
for liabilities arising from the failure by the Bank to perform obligations expressly undertaken by it in the last sentence of Section 5.04, or (iv) for taxes, fees or other charges based on or measured by any fees, commissions or compensation received by the Bank in connection with any of the transactions contemplated by this Agreement, any other Operative Agreements or the Notes. In particular, but not by way of limitation:

          (a) The Bank shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

          (b) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Holders or Insurer;

          (c) No provision of this Agreement shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee's rights or powers hereunder or under any other
     Operative Agreements if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) Under no circumstance shall the Bank be liable for indebtedness evidenced by or arising under any of the Operative Agreements, including the principal of and interest on the Notes;

          (e) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Depositor, the Insurer, the Administrator, the
     Master Servicer, the Indenture Trustee, any Officer or the Certificate
     Paying Agent under this Agreement or any other Operative Agreement or otherwise and the Bank shall not be obligated to perform or monitor the performance of any obligations or duties under this Agreement or the other
     Operative Agreements which are to be performed by the Certificate Paying
     Agent under this Agreement, the Administrator under the Administration
     Agreement, the Indenture Trustee under the Indenture or by any other Person under any of the Operative Agreements; and

          (f) The Bank shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of

                                       32

     the Trust Estate or for or in respect of the validity or sufficiency of the
     Operative Agreements, other than the certificate of authentication on the
     Residual Certificates, and the Bank shall in no event assume or incur any liability, duty or obligation to any Noteholder, the Insurer, the Depositor or to the Holders, other than as expressly provided for herein.

     Section 6.02 Furnishing of Documents.

     The Owner Trustee will furnish to the Administrator (for distribution to the Holders), promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Operative Agreements unless the Administrator shall have already received the same.

     Section 6.03 Books and Records. The Owner Trustee shall keep or cause to be kept proper books of record and account of all the transactions under this
Agreement, including a record of the name and address of the Holders. The Owner
Trustee shall be deemed to have complied with this Section 6.03 by the appointment of the Administrator and the Certificate Paying Agent to perform such duties hereunder.

     Section 6.04 Representations and Warranties.

          (a) The Bank represents and warrants to the Depositor, for the benefit of the Holders and the Insurer, as follows:

               (i) the Bank is a banking corporation duly formed and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform its obligations under this Agreement and (assuming due authorization, execution and delivery of this Agreement by the Depositor and
          Administrator), has the power and authority as Owner Trustee to execute and deliver the Operative Agreements and to perform its obligations thereunder and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Bank or the
          Owner Trustee, as the case may be, enforceable against the Bank or the
          Owner Trustee, as the case may be, in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               (ii) the Bank has no reason to believe that anyone authorized to act on its behalf has offered any interest in and to the Trust for sale to, or solicited any offer to acquire any of the same from, anyone;

               (iii) the execution, delivery and performance by the Bank, either in its individual capacity or as Owner Trustee, as the case may be, of the Operative Agreements will not result in any violation of, or be in any conflict with, or

                                       33

          constitute a default under any of the provisions of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, judgment, order or other agreement to which the Bank is a party or by which it or any of its properties is bound;

               (iv) the execution and delivery by the Bank of this Agreement, and the performance of its duties as Owner Trustee hereunder, do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of Delaware (except as may be required by the Delaware Trust Statute); and

               (v) there are no pending or, to the best of its knowledge, threatened actions or proceedings against the Bank before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under this Agreement or the Operative
          Agreements.

          (b) LaSalle Bank National Association, as Administrator, hereby represents and warrants to the Depositor, for the benefit of the Holders and the Insurer, that:

               (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States, and has the power and authority to execute, deliver and perform its obligations under this Agreement and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this
          Agreement constitutes a legal, valid and binding obligation of the
          Administrator, enforceable against the Administrator in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               (ii) it has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

               (iii) neither the execution nor the delivery by it of this
          Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal governmental rule or regulation governing the banking or trust powers of the Administrator or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                                       34

     Section 6.05 Reliance; Advice of Counsel.

          (a) Except as provided in Section 6.01, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate or partnership entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president (or the general partner, in the case of a partnership) and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In its exercise or administration of the trusts and powers hereunder, including its obligations under Section 5.02(b), and in the performance of its duties and obligations under this Agreement or the other
     Operative Agreements, the Owner Trustee may employ agents and attorneys and enter into agreements (including the Administration Agreement) with any of them, and the Owner Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. If, and to the extent, the Depositor shall have failed to reimburse the Owner
     Trustee for all reasonable expenses incurred pursuant to this Section
     6.05(b), as provided in Section 7.01, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

          (c) In the administration of the trusts and performance of its duties hereunder, the Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner
     Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the reasonable advice or opinion of any such counsel, accountants or other skilled Persons. If, and to the extent, the
     Depositor shall have failed to reimburse the Owner Trustee for all reasonable expenses incurred pursuant to this Section 6.05(c), as provided in Section 7.01, the Owner Trustee may seek reimbursement therefor from the
     Trust Estate.

     Section 6.06 Not Acting in Individual Capacity. Except as provided in this
Article VI, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Operative Agreements shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 6.07 Owner Trustee Not Liable for Residual Certificates or
Collateral. The recitals contained herein and in the Residual Certificates
(other than the signature and countersignature of the Owner Trustee on the
Residual Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness

                                       35

thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Operative Agreement or of the Residual
Certificates (other than the signature and countersignature of the Owner Trustee on the Residual Certificates) or the Notes, or of any Collateral or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Collateral, or the perfection and priority of any security interest created by any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this
Agreement or the Noteholders under the Indenture, including, without limitation:
the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any
Collateral on any computer or other record thereof; the validity of the assignment of any Collateral to the Trust or of any intervening assignment; the completeness of any Collateral; the performance or enforcement of any
Collateral; the compliance by the Depositor with any warranty or representation made under any Operative Agreements or in any related document or the accuracy of any such warranty or representation or any action of the Administrator or the
Indenture Trustee taken in the name of the Owner Trustee.

     Section 6.08 Owner Trustee May Own Residual Certificates and Notes. The
Owner Trustee in its individual capacity may become a Holder (provided it is an
Eligible corporation) or the owner or pledgee of Notes and may deal with the
Depositor, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

     Section 6.09 Licenses. The Depositor shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Operative Agreements and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof. It shall be the duty of the Owner
Trustee to cooperate with the Depositor with respect to such matters.

     Section 6.10 Doing Business in Other Jurisdictions. Notwithstanding
anything contained herein to the contrary, neither the Bank nor the Owner
Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Bank or the Owner Trustee; or (iii) subject the Bank or the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Bank or the Owner Trustee, as the case may be, contemplated hereby. The
Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Trust) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i),
(ii) and (iii) of the immediately preceding sentence. In the event that such counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint a co-trustee pursuant to Section
9.05 hereof to proceed with such action.

                                       36

     Section 6.11 Sarbanes-Oxley Act. Notwithstanding anything to the contrary herein or in any other Operative Agreement, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Issuer or any other
Person any filings, certificates, affidavits or other instruments in connection with certifications required under the Sarbanes-Oxley Act of 2002.

                                   ARTICLE VII
                        INDEMNIFICATION AND COMPENSATION

     Section 7.01 Trust Expenses. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner
Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the
Owner Trustee in connection therewith. The Depositor shall also pay (or reimburse the Bank for) all reasonable expenses of the Owner Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner
Trustee may employ in connection with the exercise and performance of its rights and duties under the Operative Agreements.

     Section 7.02 Indemnification. The Depositor and Lehman Brothers, jointly and severally, agree to assume liability for, and indemnify the Bank and its successors, assigns, officers, directors, agents and servants, against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against the Bank (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Operative Agreement, the Collateral, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that Depositor and Lehman Brothers shall not be required to indemnify the Bank for Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01. The indemnities contained in this Section 7.02 shall survive the resignation or termination of the Owner
Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the
Owner Trustee's choice of legal counsel shall be subject to the approval of the
Depositor, which approval shall not be unreasonably withheld.

     Section 7.03 Compensation. The Bank shall receive as compensation for its services hereunder such fees as are set forth in the Fee Letter Agreement between the Bank and the Depositor attached hereto as Exhibit G.

     Section 7.04 Lien on Trust Estate. The Bank shall have a lien on the Trust
Estate for any compensation or indemnity due hereunder, such lien to be subject only to prior liens of the Indenture. The Bank shall not bring any proceedings to foreclose on such lien if and to the extent the Trust Estate is subject to the lien of the Indenture. Any amount paid to the Owner Trustee pursuant to this
Article VII shall be deemed not to be part of the Trust Estate immediately after such payment.

                                       37

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

     Section 8.01 Termination of Agreement.

          (a) This Agreement (other than Article VII) shall terminate and the trust created hereby shall dissolve and terminate and the Trust Estate shall, subject to the Indenture and Section 3808 of the Delaware Trust
     Statute, be distributed to the Holders, and this Agreement shall be of no further force or effect, upon the later of (i) the Payment Date immediately following the payment in full of all amounts owing to the Insurer and (ii)
     the earliest of (A) the Payment Date on which the aggregate Note Principal
     Amount of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the
     Noteholders have been paid in full, (B) the Payment Date immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (C) the Payment Date immediately following the Optional
     Redemption of the Notes by the Master Servicer, as described below and (D)
     the Payment Date in September 2030. The bankruptcy, liquidation or dissolution of the Holder shall not operate to terminate this Agreement, nor entitle such Holder's legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto. The Insurer's rights to indemnification shall survive the Termination of the Trust.

          (b) Except as provided in Section 8.01(a), neither the Depositor nor the Holders shall be entitled to revoke or terminate the Trust established hereunder.

          (c) Notice of any termination of the Trust, specifying the Payment
     Date upon which each Holder shall surrender its Residual Certificate to the
     Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to the Holders, the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no
     Insurer Default has occurred and is continuing) and the Rating Agencies mailed within five Business Days of receipt of notice of the final payment on the Notes from the Indenture Trustee, stating (i) the Payment Date upon or with respect to which final payment of the Residual Certificate shall be made upon presentation and surrender of the Residual Certificate at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Residual Certificate at the office of the Certificate Paying Agent therein specified. The Certificate Paying
     Agent shall give such notice to the Owner Trustee and the Certificate
     Registrar at the time such notice is given to the Holders. Upon presentation and surrender of the Residual Certificate, the Certificate
     Paying Agent shall cause to be distributed to the Holders amounts distributable on such Payment Date pursuant to Section 5.03 and Section
     5.07 of the Transfer and Servicing Agreement.

          (d) Upon the winding up of the Trust and its termination and notice from the Certificate Paying Agent, the Owner Trustee shall cause the
     Certificate of Trust to be

                                       38

     cancelled by filing a certificate of cancellation with the Secretary of
     State in accordance with the provisions of Section 3810 of the Delaware
     Trust Statute.

     Section 8.02 Additional Termination Requirements.

          (a) In the event of an Optional Redemption in accordance with Section
     8.02 of the Transfer and Servicing Agreement, the Trust shall be terminated in accordance with the following additional requirements, unless the Owner
     Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 8.02 will not
     (i) result in the imposition of taxes on "prohibited transactions" of the
     Trust as defined in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any
     Securities are outstanding:

               (A) the Trust shall sell or cause to be sold all of the assets of the Trust Estate for cash in accordance with Section 8.02 of the
          Transfer and Servicing Agreement;

               (B) Within 90 days of such sale, the Indenture Trustee shall distribute the proceeds of such sale to the Securityholders in complete liquidation of the Trust Estate and the REMICs then in existence; and

               (C) The Administrator shall attach a statement to the final
          Federal income tax return for the REMIC then in existence stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the
          90-day liquidation period for the REMICs was the date on which the
          Trust sold the assets of the Trust Estate.

          (b) By their acceptance of the Class L and Class R Certificates, the
     Holders of each thereof hereby agree to the adoption of such a plan of complete liquidation if required under paragraph (a) above and to take such action in connection therewith as may be reasonably requested by the Owner
     Trustee or the Administrator.

                                   ARTICLE IX
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     Section 9.01 Eligibility Requirements for Owner Trustee. The Owner Trustee
shall at all times be a corporation satisfying the provisions of Section 3807(a)
of the Delaware Trust Statute; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, acceptable to the Insurer in its sole reasonable discretion; and having (or having a parent which has) a short-term debt rating of at least "A-1" or the equivalent by, or which is otherwise acceptable to, the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In

                                       39

case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

     Section 9.02 Resignation or Removal of Owner Trustee. The Owner Trustee may
at any time resign and be discharged from the trust hereby created by giving 30 days' prior written notice thereof to the Depositor, the Insurer (so long as the
Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) and the
Indenture Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning
Owner Trustee and one copy to the successor Owner Trustee and, so long as the
Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, the
Insurer. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the
Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner
Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner
Trustee so removed and one copy to the successor Owner Trustee and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, the
Insurer and payment of all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner
Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies.

     Section 9.03 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the
Administrator and the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer
Default has occurred and is continuing) and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner

                                       40

Trustee shall upon payment of its fees and expenses deliver to the successor
Owner Trustee all documents and statements and monies held by it under this
Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner
Trustee all such rights, powers, duties, and obligations.

     No successor Owner Trustee shall accept appointment as provided in this
Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner
Trustee to all Certificateholders, the Indenture Trustee, the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing), the
Noteholders and the Rating Agencies. If the Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner
Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     Section 9.04 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the
Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided that such Person shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding and provided, further that (so long as the Class A Notes are Outstanding or any
Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) the Owner Trustee shall mail notice to the
Insurer.

     Section 9.05 Appointment of Co-Trustee or Separate Trustee. Notwithstanding
any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Collateral may at the time be located, and for the purpose of performing certain duties and obligations of the Owner Trustee with respect to the Trust and the Certificates under the Transfer and Servicing Agreement, the Owner
Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

                                       41

     The Owner Trustee hereby appoints the Indenture Trustee as Administrator for the purpose of establishing and maintaining the Certificate Account and making the distributions therefrom to the Persons entitled thereto pursuant to
Section 5.03 and Section 5.07 of the Transfer and Servicing Agreement. The Owner
Trustee and the Administrator each agree that upon the occurrence and continuation of an Indenture Event of Default and a determination by the
Indenture Trustee that a conflict of interest exists or will exist if the
Indenture Trustee continues to act as the Administrator, the Administrator shall resign and the Owner Trustee shall appoint a successor Administrator in accordance with the Administration Agreement.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

          (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the
     Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement;
     and

          (c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them. Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator and the Insurer (so long as the Class A Notes are
Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing).

         Any separate trustee or co-trustee may at any time appoint the Owner
Trustee as its Agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of

                                       42

its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE X
                                  MISCELLANEOUS

     Section 10.01 Supplements and Amendments. This Agreement may be amended by the Depositor, the Administrator and the Owner Trustee, with the consent of the
Holders and the Insurer (so long as the Class A Notes are Outstanding or any
Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) and with prior written notice to the Rating
Agencies, but without the consent of any of the Noteholders or the Indenture
Trustee, to cure any ambiguity, to correct or supplement any provisions in this
Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Holders or to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or any Holder of a Residual Certificate or adversely affect the tax status of the REMICs created by this Agreement. An amendment shall not be deemed to adversely affect in any material respect the interests of any Noteholder or any Holder and no opinion referred to in the preceding proviso shall be required to be delivered if the
Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to each Class of Notes. Notwithstanding the preceding sentence, an Opinion of Counsel shall be required with respect to tax matters as set forth in this paragraph.

     This Agreement may also be amended from time to time by the Depositor, the
Administrator, the Insurer (so long as the Class A Notes are Outstanding or any
Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) and the Owner Trustee, with the prior written consent of the Rating Agencies and with the prior written consent of the
Indenture Trustee, the Holders (as defined in the Indenture) of Notes evidencing more than 662/3% of the Outstanding Balance of the Notes, and the consent of the
Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of any Holder; provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Trust; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that shall be required to be made for the benefit of the Noteholders or the Holders or (b)
reduce the aforesaid percentage of the Outstanding Balance of the Notes required to consent to or to waive the requirement for the Holders to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes, the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) and the Holders.

     Notwithstanding the foregoing, no provision of Sections 2.03 or 5.06 hereof may be amended in any manner unless (i) 100% of the Outstanding Balance of the
Noteholders have

                                       43

consented in writing thereto, (ii) the Rating Agencies have consent in writing thereto or (iii) the Notes have been paid in full and the Indenture has been discharged.

     Promptly after the execution of any such amendment or consent, the
Administrator shall furnish written notification of the substance of such amendment or consent to the Holders, the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing), the Indenture Trustee and the Rating Agencies.

     It shall not be necessary for the consent of the Holders, the Noteholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Holders provided for in this
Agreement or in any other Operative Agreement) and of evidencing the authorization of the execution thereof by the Holders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of
State.

     Prior to the execution of any amendment to this Agreement or the
Certificate of Trust, the Owner Trustee and the Administrator shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the Trust, stating that the execution of such amendment is authorized or permitted by this
Agreement. Neither the Owner Trustee nor the Administrator shall be obligated to enter into any such amendment which affects the Owner Trustee's or
Administrator's own rights, duties or immunities under this Agreement or otherwise.

     Section 10.02 No Legal Title to Trust Estate in Holders. The Holders shall not have legal title to any part of the Trust Estate and shall only be entitled to receive distributions with respect to its undivided beneficial interest therein pursuant to Section 4.02 once all amounts then owing with respect to the
Notes have been paid in accordance with the Indenture. No transfer, by operation of law of any right, title and interest of the Holders in and to its undivided beneficial interest in the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust
Estate.

     Section 10.03 Pledge of Collateral by Owner Trustee is Binding. The pledge of the Collateral to the Indenture Trustee by the Trust made under the Indenture and pursuant to the terms of this Agreement shall bind the Holders and shall be effective to transfer or convey the rights of the Trust and the Holders in and to such Collateral to the extent set forth in the Indenture. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

     Section 10.04 Limitations on Rights of Others. Nothing in this Agreement, whether express or implied (except for Section 7.04), shall be construed to give to any Person other than

                                       44

the Owner Trustee and the Holders any legal or equitable right in the Trust
Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 10.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand, by courier or mailed by certified mail, postage prepaid, (a) if to the Owner
Trustee or the Trust, addressed to it at the Owner Trustee's Corporate Trust
Office or to such other address as the Owner Trustee may have set forth in a written notice to the Holders and the Depositor addressed to it at the address set forth for such Certificateholders in the Certificate Register; (b) if to the
Administrator, LaSalle Bank National Association, 135 South LaSalle Street,
Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust
Services-GreenPoint 2005-HE3; (c) if to the Depositor, Lehman ABS Corporation,
745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention: Mortgage
Backed Finance (GreenPoint 2005-HE3); and (d) if to the Insurer, Ambac Assurance
Corporation, One State Street Plaza, 19th Floor, New York, New York 10004,
Attention: Managing Director, (212) 668-0340. Whenever any notice in writing is required to be given by the Owner Trustee or the Administrator, such notice shall be deemed given and such requirement satisfied if such notice is mailed by certified mail, postage prepaid, addressed as provided above.

     Section 10.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.08 Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the
Depositor, the Insurer and the Holders and its respective successors, all as herein provided. This Agreement shall also inure to the benefit of the Insurer.
The Insurer shall be entitled to rely on and enforce all covenants in this
Agreement which confers rights upon the Insurer. Any request, notice, direction, consent, waiver or other instrument or action by the Holders shall bind the successors of such Holder.

     Section 10.09 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 10.10 Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE
WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF, INCLUDING ALL
MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH
SUCH LAWS.

                                       45

     Section 10.11 No Petition.

          (a) The Owner Trustee and the Administrator, by entering into this
     Agreement, the Certificateholders, by accepting a Residual Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy under any United
     States federal or state bankruptcy or similar law in connection with any obligations relating to the Residual Certificates, the Notes, this
     Agreement or any of the other Operative Agreements.

          (b) The Depositor shall not be liable for the default or misconduct of the Administrator, the Owner Trustee, the Indenture Trustee or the
     Certificate Paying Agent under any of the Operative Agreements or otherwise and the Depositor shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Operative Agreements that are required to be performed by the Administrator under the
     Administration Agreement or the Indenture Trustee under the Indenture.

     Section 10.12 No Recourse. The Certificateholders by accepting a Residual
Certificate acknowledges that such Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the
Depositor, the Administrator, the Insurer, the Owner Trustee, any co-trustee, the Bank or any Affiliate thereof (other than the Trust) and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Residual Certificates or the other
Operative Agreements.

                                   ARTICLE XI
                                    OFFICERS

     Section 11.01 Appointment of Officers. The Trust may have one or more
Officers who are hereby empowered to take and are responsible for performing all ministerial duties on behalf of the Trust pursuant to this Agreement and the other Operative Agreements, including, without limitation, the execution of the
Officers' Certificate (as defined in the Indenture), the Trust Order (as defined in the Indenture), the Trust Request (as defined in the Indenture), the annual compliance report required under Section 3.09 of the Indenture, and any annual reports, documents and other reports which the Trust is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended. Each of the Chairman of the Board, the Chief Executive Officer, the President, each Senior Vice President and each
Vice President of the Depositor is hereby appointed as an Officer of the Trust.
The Depositor shall promptly deliver to the Owner Trustee and the Indenture
Trustee a list of its officers who shall become the Officers of the Trust pursuant to this Section 11.01.

     Section 11.02 Officers to Provide Information to the Owner Trustee. It
shall be the duty of each Officer to keep the Owner Trustee reasonably and promptly informed as to material events relating to the Trust, including, without limitation, all claims pending or threatened against the Trust, the purchase and sale of any material portion of the Trust Estate and the execution by such Officer on behalf of the Trust of any material agreements or instruments.

                                       46

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                  LEHMAN ABS CORPORATION,
                                  as Depositor

                                  By: /s/ Sam Tabet
                                      -------------
                                      Name: Sam Tabet
                                      Title:  Managing Director

                                  WILMINGTON TRUST COMPANY,
                                  not in its individual capacity but solely as
                                  Owner Trustee

                                  By: / s/ Patricia A. Evans
                                      ----------------------
                                      Name: Patricia A. Evans
                                      Title: Vice President

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  not in its individual capacity but solely as
                                  Administrator

                                  By: /s/ Susan L. Abbott
                                      -------------------
                                      Name: Susan L. Abbott
                                      Title: Assistant Vice President

Acknowledged and Agreed, solely
for purposes of Section 7.02:

LEHMAN BROTHERS INC.

By:  /s/ Nimish Mathur
     -----------------
     Name: Nimish Mathur
     Title:  Vice President

                                       S-1

                                                                     EXHIBIT A-1

                           FORM OF CLASS B CERTIFICATE

     THIS CLASS B CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS
CLASS B CERTIFICATE REPRESENTS CERTAIN RESIDUAL RIGHTS TO PAYMENT TO THE EXTENT
DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERRED TO HEREIN.

     THIS CLASS B CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ANY
RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS B CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CLASS B CERTIFICATE MAY BE MADE UNLESS THE TRANSFEREE
PROVIDES A REPRESENTATION LETTER FROM THE TRANSFEREE OF SUCH CLASS B
CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER
TRUSTEE AND THE INSURER, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT ACQUIRING THE
CLASS B CERTIFICATE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER
RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE Employee Retirement Income
Security Act of 1974, as amended ("ERISA")) OR TO SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR TO ANY SUBSTANTIALLY SIMILAR
LAW, OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING, WHICH
REPRESENTATION LETTER SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE OR THE
INSURER.

     NO TRANSFER OF A CLASS B CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS
EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS
AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH
SAID ACT AND LAWS. EXCEPT FOR THE INITIAL ISSUANCE OF THE CLASS B CERTIFICATE TO
THE INITIAL HOLDER, THE OWNER TRUSTEE SHALL REQUIRE THE TRANSFEREE TO EXECUTE AN
INVESTMENT LETTER ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE
OWNER TRUSTEE AND THE INSURER CERTIFYING TO THE OWNER TRUSTEE AND THE INSURER
THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN
EXPENSE OF THE OWNER TRUSTEE, OR THE INSURER. THE HOLDER OF A CLASS B
CERTIFICATE DESIRING TO EFFECT SUCH TRANSFER SHALL, AND DOES HEREBY AGREE TO,
INDEMNIFY THE DEPOSITOR, THE OWNER TRUSTEE, THE CERTIFICATE REGISTRAR AND THE
INSURER AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT
OR IS NOT MADE IN ACCORDANCE WITH SUCH FEDERAL AND STATE LAWS.

                                      A-1-1

     THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND
THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      A-1-2

                   GREENPOINT MORTGAGE FUNDING TRUST 2005-HE3
                               CLASS B CERTIFICATE

Class:  B                                        Cut-Off Date:  August 1, 2005
Percentage Interest:  [________]%                Issue Date:  August 25, 2005
First Payment Date:  September 15, 2005

No. 1
                       LEHMAN PASS-THROUGH SECURITIES INC.
                            Class B Certificateholder

                                      A-1-3

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within-mentioned
Trust Agreement.

                            WILMINGTON TRUST COMPANY,
           not in its individual capacity but solely as Owner Trustee

                            By:
                                --------------------
                                Authenticating Agent

                                      A-1-4

     The Trust was created pursuant to a Trust Agreement dated as of August 1,
2005, among Lehman ABS Corporation (the "Depositor") and Wilmington Trust
Company, as owner trustee (the "Owner Trustee"), as amended and restated by the
Amended and Restated Trust Agreement, dated as of August 1, 2005 (the "Trust
Agreement") among the Depositor, LaSalle Bank National Association, as administrator (the "Administrator") and the Owner Trustee, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Class B Certificate is one of the duly authorized Class B Certificates designated as "GreenPoint Mortgage Funding Trust 2005-HE3 Asset-Backed
Certificates, Class B" (herein called, together with the GreenPoint Mortgage
Funding Trust 2005-HE3 Asset-Backed Certificates, Class L and the GreenPoint
Mortgage Funding Trust 2005-HE3 Asset-Backed Certificates, Class R, the
"Residual Certificates"). Also issued by the Trust under the Indenture are three
Classes of Notes designated as the Class A Notes, the Class M1 Notes and the
Class M2 Notes (together, the "Notes"). These Class B Certificates are issued under and are subject to the terms, provisions and conditions of the Trust
Agreement, to which Trust Agreement the holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of certain adjustable rate home equity revolving credit line loans (the "Mortgage Loans") (including any Additional
Balances related thereto).

     Under the Transfer and Servicing Agreement dated as of August 1, 2005 among the Issuer, the Depositor, the Master Servicer and the Indenture Trustee, there will be distributed on the 15th day of each month or, if such 15th day is not a
Business Day, the next Business Day (the "Payment Date"), commencing on
September 15, 2005, to the Person in whose name this Class B Certificate is registered at the close of business on the Business Day preceding such Payment
Date (the "Record Date") such Class B Certificateholder's Percentage Interest in the amount to be distributed to Class B Certificateholders on such Payment Date.

     The holder of this Class B Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class B Certificate are subordinated to the rights of the Noteholders as described in the Transfer and
Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

     The holder of this Class B Certificate, by acceptance of this Class B
Certificate, specifically acknowledges that it has no right to or interest in any monies at any time held in the Trust Estate prior to the release of such monies pursuant to Section 5.03(b)(xv) of the Transfer and Servicing Agreement,
such monies being held in trust for the benefit of the Noteholders and the
Insurer. Notwithstanding the foregoing, in the event that it is ever determined that the monies held in the Trust Estate constitute a pledge of collateral, then the provisions of the Transfer and Servicing Agreement shall be considered to constitute a security agreement and the holder of this Class B Certificate hereby grants to the Indenture Trustee and the Insurer a first priority perfected security interest in such amounts. In addition, each Class B
Certificateholder, by acceptance of its Class B Certificate, hereby appoints the
Depositor as its agent to pledge a first priority perfected security interest in the Trust Estate and agrees to execute and deliver such

                                      A-1-5

instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case as the Insurer shall consider reasonably necessary in order to perfect the Indenture Trustee's security interest in the
Trust Estate.

     Each Class B Certificateholder, by its acceptance of a Class B Certificate, covenants and agrees that such Class B Certificateholder will not at any time institute against the Trust, the Seller or the Depositor, or join in any institution against the Trust, the Seller or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Class B Certificates, the
Trust Agreement or any of the Operative Agreements.

     Distributions on this Class B Certificate will be made as provided in the
Transfer and Servicing Agreement and the Indenture by the Owner Trustee by wire transfer to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B
Certificate at the office or agency maintained for the purpose by the Owner
Trustee in the Corporate Trust Office.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Class B
Certificate shall not entitle the holder hereof to any benefit under the Trust
Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

     The Class B Certificates do not represent an obligation of, or an interest in, the Seller, the Depositor, a Servicer, the Master Servicer, the Insurer, the
Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Operative
Agreements. In addition, this Class B Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Mortgage Loans, as more specifically set forth herein, in the Transfer and Servicing Agreement and in the Indenture. A
copy of each of the Transfer and Servicing Agreement and the Trust Agreement may
be examined during normal business hours at the principal office of the
Depositor, and at such other places, if any, designated by the Depositor, by any
Class B Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Administrator and the rights of the Class B Certificateholders under the Trust Agreement at any time by the Depositor, the Administrator and the Owner Trustee with the prior written consent of the Insurer and with the consent of the holders of the Notes and the Class B Certificates evidencing not less than a majority of the outstanding Notes and the Class B Certificates. Any such amendment shall be conclusive and binding upon the holder of this Class B
Certificate and on all future holders of this Class B Certificate and of any
Class B Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this

                                      A-1-6

Class B Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the
Class B Certificates (other than the Initial Holder, or the Insurer).

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registrable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class B
Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial
Certificate Registrar appointed under the Trust Agreement is LaSalle Bank
National Association.

     The Class B Certificates are issuable only as registered Class B
Certificates without coupons in minimum Percentage Interests of 1%. As provided in the Trust Agreement and subject to certain limitations therein set forth,
Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar, the Insurer and any agent of the Owner Trustee, the Certificate Registrar, or the Insurer may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the
Insurer nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the
Trust created thereby shall terminate upon the payment to Class B
Certificateholders of all amounts required to be paid to them pursuant to the
Trust Agreement, the Indenture and the Transfer and Servicing Agreement and the
disposition of all property held as part of the Trust. The Master Servicer may at its option redeem the Notes at a price and upon the satisfaction of certain conditions specified in Section 8.02 of the Transfer and Servicing Agreement,
and if all of the Notes are redeemed, such redemption may result in termination of the Trust which may effect a transfer of the Class B Certificates; however, such right of purchase is exercisable, subject to certain restrictions set forth in the Transfer and Servicing Agreement.

     The recitals contained herein shall be taken as the statements of the
Depositor or the Master Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Class B Certificate or of any Mortgage Loan or related document.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Class B Certificate shall not

                                      A-1-7

entitle the holder hereof to any benefit under the Trust Agreement or the
Transfer and Servicing Agreement or be valid for any purpose.

                                      A-1-8

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Residual Certificate to be duly executed.

                                  GREENPOINT MORTGAGE FUNDING TRUST 2005-HE3

                                  By: WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as
                                      Owner Trustee

                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

Dated:            , 200
       -----------     -

                                      A-1-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY
     OR OTHER IDENTIFYING NUMBER
     OF ASSIGNEE

--------------------------------------------------------------------------------
     (Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------
     the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                    Attorney to transfer said Class B Certificate on the books
--------------------
of the Certificate Registrar, with full power of substitution in the premises.

     Dated:

                                                                               *
                                                  ------------------------------
                                                  Signature Guaranteed:

                                                                               *
                                                  ------------------------------

-----------------------

*    NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class B
     Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate
     Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the
     Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-10

                                                                     EXHIBIT A-2

                           FORM OF CLASS L CERTIFICATE

     THIS CLASS L CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS
CLASS L CERTIFICATE REPRESENTS CERTAIN RESIDUAL RIGHTS TO PAYMENT TO THE EXTENT
DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERRED TO HEREIN.

     THIS CLASS L CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED
STATES PERSON.

     THIS CLASS L CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ANY
RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS L CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CLASS L CERTIFICATE MAY BE MADE UNLESS THE TRANSFEREE
PROVIDES A REPRESENTATION LETTER FROM THE TRANSFEREE OF SUCH CLASS L
CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER
TRUSTEE AND THE INSURER, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT ACQUIRING THE
CLASS L CERTIFICATE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER
RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE Employee Retirement Income
Security Act of 1974, as amended ("ERISA")) OR TO SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR TO ANY SUBSTANTIALLY SIMILAR
LAW, OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING, WHICH
REPRESENTATION LETTER SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE OR THE
INSURER.

     NO TRANSFER OF A CLASS L CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS
EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS
AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH
SAID ACT AND LAWS. EXCEPT FOR THE INITIAL ISSUANCE OF THE CLASS L CERTIFICATE TO
THE INITIAL HOLDER, THE OWNER TRUSTEE SHALL REQUIRE THE TRANSFEREE TO EXECUTE AN
INVESTMENT LETTER ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE
OWNER TRUSTEE AND THE INSURER CERTIFYING TO THE OWNER TRUSTEE AND THE INSURER
THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN
EXPENSE OF THE OWNER TRUSTEE, OR THE INSURER. THE HOLDER OF A CLASS L
CERTIFICATE DESIRING TO EFFECT SUCH TRANSFER SHALL, AND DOES HEREBY AGREE TO,
INDEMNIFY THE DEPOSITOR, THE OWNER TRUSTEE, THE CERTIFICATE REGISTRAR AND THE
INSURER AGAINST ANY LIABILITY THAT

                                      A-2-1

MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH
SUCH FEDERAL AND STATE LAWS.

     NEITHER THIS CLASS L CERTIFICATE, NOR ANY BENEFICIAL INTEREST IN THIS CLASS
L CERTIFICATE, MAY BE TRANSFERRED, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF
UNLESS PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE OWNER
TRUSTEE AND THE CERTIFICATE REGISTRAR AN AFFIDAVIT STATING (A) THAT THE PROPOSED
TRANSFEREE IS NOT A "DISQUALIFIED ORGANIZATION" WITHIN THE MEANING OF SECTION
860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS
NOT PURCHASING THE CLASS L CERTIFICATE ON BEHALF OF A DISQUALIFIED ORGANIZATION
AND (B) THAT NO PURPOSE OF SUCH TRANSFER IS TO AVOID OR IMPEDE THE ASSESSMENT OR
COLLECTION OF TAX.

     NO TRANSFER OF THIS CLASS L CERTIFICATE SHALL BE MADE UNLESS THE
CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS
CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER
U.S. LAW AND THE OTHER OPINIONS AND CERTIFICATES SPECIFIED IN SECTION 3.03 OF
THE AGREEMENT REFERRED TO HEREIN.

     THIS CLASS L CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND
THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      A-2-2

                   GREENPOINT MORTGAGE FUNDING TRUST 2005-HE3
                               CLASS L CERTIFICATE

Class:  L                                          Cut-Off Date:  August 1, 2005
Percentage Interest:  100%                         Issue Date:  August 25, 2005
First Payment Date:  September 15, 2005

No. 1

                       LEHMAN PASS-THROUGH SECURITIES INC.
                            Class L Certificateholder

                                      A-2-3

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class L Certificates referred to in the within-mentioned
Trust Agreement.

                           WILMINGTON TRUST COMPANY,
                           not in its individual capacity but solely as
                           Owner Trustee

                           By:
                              -----------------------------------------
                              Authenticating Agent

                                      A-2-4

     The Trust was created pursuant to a Trust Agreement dated as of August 1,
2005, among Lehman ABS Corporation (the "Depositor") and Wilmington Trust
Company, as owner trustee (the "Owner Trustee"), as amended and restated by the
Amended and Restated Trust Agreement, dated as of August 1, 2005 (the "Trust
Agreement") among the Depositor, LaSalle Bank National Association, as administrator (the "Administrator") and the Owner Trustee, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Class L Certificate is one of the duly authorized Class L Certificates designated as "GreenPoint Mortgage Funding Trust 2005-HE3 Asset-Backed
Certificates, Class L" (herein called, together with the GreenPoint Mortgage
Funding Trust 2005-HE3 Asset-Backed Certificates, Class B and the GreenPoint
Mortgage Funding Trust 2005-HE3 Asset Backed Certificates, Class R, the
"Residual Certificates"). Also issued by the Trust under the Indenture are three
Classes of Notes designated as the Class A Notes, the Class M1 Notes and the
Class M2 Notes (together, the "Notes"). These Class L Certificates are issued under and are subject to the terms, provisions and conditions of the Trust
Agreement, to which Trust Agreement the holder of this Class L Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of certain adjustable rate home equity revolving credit line loans (the "Mortgage Loans") (including any Additional
Balances related thereto).

     Under the Transfer and Servicing Agreement dated as of August 1, 2005 among the Issuer, the Depositor, the Master Servicer and the Indenture Trustee, there will be distributed on the 15th day of each month or, if such 15th day is not a
Business Day, the next Business Day (the "Payment Date"), commencing on
September 15, 2005, to the Person in whose name this Class L Certificate is registered at the close of business on the Business Day preceding such Payment
Date (the "Record Date") such Class L Certificateholder's Percentage Interest in the amount to be distributed to Class L Certificateholders on such Payment Date.

     The holder of this Class L Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class L Certificate are subordinated to the rights of the Noteholders as described in the Transfer and
Servicing Agreement, the Indenture and the Trust Agreement, as applicable. The holder of this Class L Certificate, by acceptance of this Class L Certificate, specifically acknowledges (i) that it has no right to or interest in any monies at any time held in the Trust Estate prior to the release of such monies pursuant to Section 5.03(b)(xv) of the Indenture, such monies being held in trust for the benefit of the Noteholders and the Transfer and Servicing
Agreement, and (ii) the obligations of the holder of the Class L Certificate in each Servicing Agreement and the Transfer and Servicing Agreement.
Notwithstanding the foregoing, in the event that it is ever determined that the monies held in the Trust Estate constitute a pledge of collateral, then the provisions of the Transfer and Servicing Agreement shall be considered to constitute a security agreement and the holder of this Class L Certificate hereby grants to the Indenture Trustee and the Insurer a first priority perfected security interest in such amounts. In addition, each Class L
Certificateholder, by acceptance of its Class L Certificate, hereby appoints the
Depositor, as its agent to pledge a first priority perfected security interest in the Trust Estate and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each

                                      A-2-5

case as the Insurer shall consider reasonably necessary in order to perfect the
Indenture Trustee's security interest in the Trust Estate.

     Each Class L Certificateholder, by its acceptance of a Class L Certificate, covenants and agrees that such Class L Certificateholder will not at any time institute against the Trust, the Seller or the Depositor, or join in any institution against the Trust, the Seller or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Class L Certificates, the
Trust Agreement or any of the Operative Agreements.

     Distributions on this Class L Certificate will be made as provided in the
Transfer and Servicing Agreement and the Indenture by the Owner Trustee by wire transfer to the Class L Certificateholder of record in the Certificate Register without the presentation or surrender of this Class L Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Class L Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Class L
Certificate at the office or agency maintained for the purpose by the Owner
Trustee in the Corporate Trust Office.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Class L
Certificate shall not entitle the holder hereof to any benefit under the Trust
Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

     The Class L Certificates do not represent an obligation of, or an interest in, the Seller, the Depositor, a Servicer, the Master Servicer, the Insurer, the
Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Operative
Agreements. In addition, this Class L Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Mortgage Loans, as more specifically set forth herein, in the Transfer and Servicing Agreement and in the Indenture. A
copy of each of the Transfer and Servicing Agreement and the Trust Agreement may
be examined during normal business hours at the principal office of the
Depositor, and at such other places, if any, designated by the Depositor, by any
Class L Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Administrator and the rights of the Class L Certificateholders under the Trust Agreement at any time by the Depositor, the Administrator and the Owner Trustee with the prior written consent of the Insurer and with the consent of the holders of the Notes and the Class L Certificates evidencing not less than a majority of the outstanding Notes and the Class L Certificates. Any such amendment shall be conclusive and binding upon the holder of this Class L
Certificate and on all future holders of this Class L Certificate and of any
Class L Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class L
Certificate. The Trust Agreement also permits the amendment thereof, in certain limited

                                      A-2-6

circumstances, without the consent of the holders of any of the Class L
Certificates (other than the Initial Holder, or the Insurer).

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Class L Certificate is registrable in the Certificate Register upon surrender of this Class L Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class L
Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial
Certificate Registrar appointed under the Trust Agreement is LaSalle Bank
National Association.

     The Class L Certificates are issuable only as registered Class L
Certificates without coupons in minimum Percentage Interests of 100%. As provided in the Trust Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates evidencing the same denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar, the Insurer and any agent of the Owner Trustee, the Certificate Registrar, or the Insurer may treat the person in whose name this Class L Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the
Insurer nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the
Trust created thereby shall terminate upon the payment to Class L
Certificateholders of all amounts required to be paid to them pursuant to the
Trust Agreement, the Indenture and the Transfer and Servicing Agreement and the
disposition of all property held as part of the Trust. The Master Servicer may at its option redeem the Notes at a price and upon the satisfaction of certain conditions specified in Section 8.02 of the Transfer and Servicing Agreement,
and if all of the Notes are redeemed, such redemption may result in termination of the Trust which may effect a transfer of the Class L Certificates; however, such right of purchase is exercisable, subject to certain restrictions set forth in the Transfer and Servicing Agreement.

     The recitals contained herein shall be taken as the statements of the
Depositor or the Master Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Class L Certificate or of any Mortgage Loan or related document.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Class L Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

                                      A-2-7

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Residual Certificate to be duly executed.

                                  GREENPOINT MORTGAGE FUNDING
                                  TRUST 2005-HE3

                                  By: WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as
                                      Owner Trustee

                                  By:
                                      ----------------------------------------
                                      Name:
                                      Title:

Dated:            , 200
       -----------     -

                                      A-2-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
 (Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------
     the within Class L Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                    Attorney to transfer said Class L Certificate on the books
--------------------
of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                               *
                                                   -----------------------------
                                                   Signature Guaranteed:

                                                                               *
                                                   -----------------------------

----------------------

*    NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class L
     Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate
     Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the
     Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-2-9

                                                                     EXHIBIT A-3

                           FORM OF CLASS R CERTIFICATE

     THIS CLASS R CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS
CLASS R CERTIFICATE REPRESENTS CERTAIN RESIDUAL RIGHTS TO PAYMENT TO THE EXTENT
DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERRED TO HEREIN.

     THIS CLASS R CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED
STATES PERSON.

     THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ANY
RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE UNLESS THE TRANSFEREE
PROVIDES A REPRESENTATION LETTER FROM THE TRANSFEREE OF SUCH CLASS R
CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER
TRUSTEE AND THE INSURER, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT ACQUIRING THE
CLASS R CERTIFICATE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER
RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE Employee Retirement Income
Security Act of 1974, as amended ("ERISA")) OR TO SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR TO ANY SUBSTANTIALLY SIMILAR
LAW, OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING, WHICH
REPRESENTATION LETTER SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE OR THE
INSURER.

     NO TRANSFER OF A CLASS R CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS
EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS
AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH
SAID ACT AND LAWS. EXCEPT FOR THE INITIAL ISSUANCE OF THE CLASS R CERTIFICATE TO
THE INITIAL HOLDER, THE OWNER TRUSTEE SHALL REQUIRE THE TRANSFEREE TO EXECUTE AN
INVESTMENT LETTER ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE
OWNER TRUSTEE AND THE INSURER CERTIFYING TO THE OWNER TRUSTEE AND THE INSURER
THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN
EXPENSE OF THE OWNER TRUSTEE, OR THE INSURER. THE HOLDER OF A CLASS R
CERTIFICATE DESIRING TO EFFECT SUCH TRANSFER SHALL, AND DOES HEREBY AGREE TO,
INDEMNIFY THE DEPOSITOR, THE OWNER TRUSTEE, THE CERTIFICATE REGISTRAR AND THE
INSURER AGAINST ANY LIABILITY THAT

                                      A-3-1

MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH
SUCH FEDERAL AND STATE LAWS.

     NEITHER THIS CLASS R CERTIFICATE, NOR ANY BENEFICIAL INTEREST IN THIS CLASS
R CERTIFICATE, MAY BE TRANSFERRED, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF
UNLESS PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE OWNER
TRUSTEE AND THE CERTIFICATE REGISTRAR AN AFFIDAVIT STATING (A) THAT THE PROPOSED
TRANSFEREE IS NOT A "DISQUALIFIED ORGANIZATION" WITHIN THE MEANING OF SECTION
860E(E)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS
NOT PURCHASING THE CLASS R CERTIFICATE ON BEHALF OF A DISQUALIFIED ORGANIZATION
AND (B) THAT NO PURPOSE OF SUCH TRANSFER IS TO AVOID OR IMPEDE THE ASSESSMENT OR
COLLECTION OF TAX.

     NO TRANSFER OF THIS CLASS R CERTIFICATE SHALL BE MADE UNLESS THE
CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS
CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER
U.S. LAW AND THE OTHER OPINIONS AND CERTIFICATES SPECIFIED IN SECTION 3.03 OF
THE AGREEMENT REFERRED TO HEREIN.

     THIS CLASS R CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND
THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      A-3-2

                   GREENPOINT MORTGAGE FUNDING TRUST 2005-HE3
                               CLASS R CERTIFICATE

Class:  R
Percentage Interest:  100%                        Cut-Off Date:  August 1, 2005
First Payment Date:  September 15, 2005           Issue Date:  August 25, 2005

No. 1

                       LEHMAN PASS-THROUGH SECURITIES INC.
                            Class R Certificateholder

                                      A-3-3

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned
Trust Agreement.

                                  WILMINGTON TRUST COMPANY,
                                  not in its individual capacity but
                                  solely as Owner Trustee

                                  By:
                                      ----------------------------------
                                            Authenticating Agent

                                      A-3-4

     The Trust was created pursuant to a Trust Agreement dated as of August 1,
2005, among Lehman ABS Corporation (the "Depositor") and Wilmington Trust
Company, as owner trustee (the "Owner Trustee"), as amended and restated by the
Amended and Restated Trust Agreement, dated as of August 1, 2005 (the "Trust
Agreement") among the Depositor, LaSalle Bank National Association, as administrator (the "Administrator") and the Owner Trustee, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Class R Certificate is one of the duly authorized Class R Certificates designated as "GreenPoint Mortgage Funding Trust 2005-HE3 Asset-Backed
Certificates, Class R" (herein called, together with the GreenPoint Mortgage
Funding Trust 2005-HE3 Asset-Backed Certificates, Class B and the GreenPoint
Mortgage Funding Trust 2005-HE3 Asset Backed Certificates, Class L, the
"Residual Certificates"). Also issued by the Trust under the Indenture are three
Classes of Notes designated as the Class A Notes, the Class M1 Notes and the
Class M2 Notes (together, the "Notes"). These Class R Certificates are issued under and are subject to the terms, provisions and conditions of the Trust
Agreement, to which Trust Agreement the holder of this Class R Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of certain adjustable rate home equity revolving credit line loans (the "Mortgage Loans") (including any Additional
Balances related thereto).

     Under the Transfer and Servicing Agreement dated as of August 1, 2005 among the Issuer, the Depositor, the Master Servicer and the Indenture Trustee, there will be distributed on the 15th day of each month or, if such 15th day is not a
Business Day, the next Business Day (the "Payment Date"), commencing on
September 15, 2005, to the Person in whose name this Class R Certificate is registered at the close of business on the Business Day preceding such Payment
Date (the "Record Date") such Class R Certificateholder's Percentage Interest in the amount to be distributed to Class R Certificateholders on such Payment Date.

     The holder of this Class R Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class R Certificate are subordinated to the rights of the Noteholders as described in the Transfer and
Servicing Agreement, the Indenture and the Trust Agreement, as applicable. The holder of this Class R Certificate, by acceptance of this Class R Certificate, specifically acknowledges (i) that it has no right to or interest in any monies at any time held in the Trust Estate prior to the release of such monies pursuant to Section 5.03(b)(xv) of the Indenture, such monies being held in trust for the benefit of the Noteholders and the Transfer and Servicing
Agreement, and (ii) the obligations of the holder of the Class R Certificate in each Servicing Agreement and the Transfer and Servicing Agreement.
Notwithstanding the foregoing, in the event that it is ever determined that the monies held in the Trust Estate constitute a pledge of collateral, then the provisions of the Transfer and Servicing Agreement shall be considered to constitute a security agreement and the holder of this Class R Certificate hereby grants to the Indenture Trustee and the Insurer a first priority perfected security interest in such amounts. In addition, each Class R
Certificateholder, by acceptance of its Class R Certificate, hereby appoints the
Depositor, as its agent to pledge a first priority perfected security interest in the Trust Estate and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each

                                      A-3-5

case as the Insurer shall consider reasonably necessary in order to perfect the
Indenture Trustee's security interest in the Trust Estate.

     Each Class R Certificateholder, by its acceptance of a Class R Certificate, covenants and agrees that such Class R Certificateholder will not at any time institute against the Trust, the Seller or the Depositor, or join in any institution against the Trust, the Seller or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Class R Certificates, the
Trust Agreement or any of the Operative Agreements.

     Distributions on this Class R Certificate will be made as provided in the
Transfer and Servicing Agreement and the Indenture by the Owner Trustee by wire transfer to the Class R Certificateholder of record in the Certificate Register without the presentation or surrender of this Class R Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Class R Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Class R
Certificate at the office or agency maintained for the purpose by the Owner
Trustee in the Corporate Trust Office.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Class R
Certificate shall not entitle the holder hereof to any benefit under the Trust
Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

     The Class R Certificates do not represent an obligation of, or an interest in, the Seller, the Depositor, a Servicer, the Master Servicer, the Insurer, the
Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Operative
Agreements. In addition, this Class R Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Mortgage Loans, as more specifically set forth herein, in the Transfer and Servicing Agreement and in the Indenture. A
copy of each of the Transfer and Servicing Agreement and the Trust Agreement may
be examined during normal business hours at the principal office of the
Depositor, and at such other places, if any, designated by the Depositor, by any
Class R Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Administrator and the rights of the Class R Certificateholders under the Trust Agreement at any time by the Depositor, the Administrator and the Owner Trustee with the prior written consent of the Insurer and with the consent of the holders of the Notes and the Class R Certificates evidencing not less than a majority of the outstanding Notes and the Class R Certificates. Any such amendment shall be conclusive and binding upon the holder of this Class R
Certificate and on all future holders of this Class R Certificate and of any
Class R Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class R
Certificate. The Trust Agreement also permits the amendment thereof, in certain limited

                                      A-3-6

circumstances, without the consent of the holders of any of the Class R
Certificates (other than the Initial Holder, or the Insurer).

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Class R Certificate is registrable in the Certificate Register upon surrender of this Class R Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class R
Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial
Certificate Registrar appointed under the Trust Agreement is LaSalle Bank
National Association.

     The Class R Certificates are issuable only as registered Class R
Certificates without coupons in minimum Percentage Interests of 100%. As provided in the Trust Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the
Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar, the Insurer and any agent of the Owner Trustee, the Certificate Registrar, or the Insurer may treat the person in whose name this Class R Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the
Insurer nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the
Trust created thereby shall terminate upon the payment to Class R
Certificateholders of all amounts required to be paid to them pursuant to the
Trust Agreement, the Indenture and the Transfer and Servicing Agreement and the
disposition of all property held as part of the Trust. The Master Servicer may at its option redeem the Notes at a price and upon the satisfaction of certain conditions specified in Section 8.02 of the Transfer and Servicing Agreement,
and if all of the Notes are redeemed, such redemption may result in termination of the Trust which may effect a transfer of the Class R Certificates; however, such right of purchase is exercisable, subject to certain restrictions set forth in the Transfer and Servicing Agreement.

     The recitals contained herein shall be taken as the statements of the
Depositor or the Master Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Class R Certificate or of any Mortgage Loan or related document.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Class R Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

                                      A-3-7

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Residual Certificate to be duly executed.

                                  GREENPOINT MORTGAGE FUNDING
                                  TRUST 2005-HE3

                                  By: WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as Owner
                                      Trustee

                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:

Dated:         , 200
      ---------     -

                                      A-3-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY
     OR OTHER IDENTIFYING NUMBER
     OF ASSIGNEE

--------------------------------------------------------------------------------
 (Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------
     the within Class R Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                    Attorney to transfer said Class R Certificate on the books
--------------------
of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                               *
                                  ----------------------------------------------
                                  Signature Guaranteed:

                                                                               *
                                  ----------------------------------------------

-----------------

*    NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class R
     Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate
     Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the
     Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-3-9

                                                                       EXHIBIT B

                                   [Reserved]

                                       B-1

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRUST OF

                   GREENPOINT MORTGAGE FUNDING TRUST 2005-HE3

     THIS Certificate of Trust of GreenPoint Mortgage Funding Trust 2005-HE3
(the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 DEL. CODE,
Sections 3801 et seq.) (the "Act")

     1. NAME. The name of the statutory trust formed hereby is "GREENPOINT
MORTGAGE FUNDING TRUST 2005-HE3."

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the
Trust in the State of Delaware are WILMINGTON TRUST COMPANY, Rodney Square
North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the owner trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the
Act.

                                  WILMINGTON TRUST COMPANY,
                                  as Owner Trustee

                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                       C-1

                                                                     EXHIBIT D-1

                       FORM OF RULE 144A INVESTMENT LETTER

                                                              ------------------
                                                                     Date

LASALLE BANK NATIONAL ASSOCIATION,
  as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services-GreenPoint 2005-HE3

Re:  GreenPoint Mortgage Funding Trust 2005-HE3 Residual Certificate, Series
2005-HE3

     Ladies and Gentlemen:

     In connection with our acquisition of the GreenPoint Mortgage Funding Trust
2005-HE3 Residual Certificate, Series 2005-HE3 (the "Certificate"), we certify that (a) we understand that the Certificate has not been registered under the
Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Lehman
ABS Corporation (the "Depositor") concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the
Certificate or any interest in the Certificate, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificate or any interest in the
Certificate from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificate under the Act or that would render the disposition of the Certificate a violation of Section 5 of the
Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificate and (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A"). We are aware that the sale to us is being made in reliance on Rule 144A.

     We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and understand that such Certificate may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (2) pursuant to another exemption from registration under the Act.

     In addition, we hereby certify that we are not, and are not purchasing the
Certificate for or on behalf of, an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of
1974, as amended or to Section 4975 of the

                                      D-1-1

Internal Revenue Code of 1986, as amended (the "Code") or to any substantially similar law, or any entity deemed to hold the plan assets of the foregoing.

     Moreover, we hereby certify that we are a United States person within the meaning of Section 7701(a)(30) of the Code.

     We hereby acknowledge that under the terms of the Trust Agreement among
Lehman ABS Corporation, as Depositor, Wilmington Trust Company, as Owner
Trustee, and LaSalle Bank National Association, as Administrator, dated as of
August 1, 2005, no transfer of the Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

     We hereby indemnify the Depositor, Certificate Registrar, the Insurer and
the Owner Trustee against any liability that may result to either of them if our transfer or other disposition of any Certificates (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws, the provisions of this certificate or the applicable provisions of the
Indenture.

                                  Very truly yours,

                                  [Name of Transferee]

                                  By:
                                      ----------------------------
                                      Name:
                                      Title:

CC:  Wilmington Trust Company, as Owner Trustee
     Ambac Assurance Corporation, as Insurer

                                      D-1-2

                                                                     EXHIBIT D-2

                    FORM OF NON-RULE 144A INVESTMENT LETTER

                                                              ------------------
                                                                    Date

LASALLE BANK NATIONAL ASSOCIATION,
 as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services-GreenPoint 2005-HE3

     Re:  GreenPoint Mortgage Funding Trust 2005-HE3 Residential Certificate
          Series 2005-1

Ladies and Gentlemen:

     In connection with our acquisition of the above-referenced certificates
(the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the
"Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Rule 501(a)(1),
(2), (3) or (7) under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any
Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Amended and Restated Trust Agreement dated as of August 1, 2005 (the "Trust Agreement"), among Lehman ABS
Corporation, as Depositor,

                                      D-2-1

Wilmington Trust Company, as Owner Trustee and LaSalle Bank National
Association, as Administrator.

     In addition, we hereby certify that we are not, and are not purchasing the
Certificate for or on behalf of, an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of
1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), or to any substantially similar law, or any entity deemed to hold the plan assets of the foregoing.

     Moreover, we hereby certify that we are a United States person within the meaning of Section 7701(a)(30) of the Code.

     We hereby acknowledge that under the terms of the Trust Agreement, no transfer of the Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

     We hereby indemnify the Owner Trustee, the Depositor, the Insurer and the
Certificate Registrar against any liability that may result to either of them if our transfer or other disposition of any Certificates (or any interest therein)
is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                                  Very truly yours,

                                  [Name of Transferee]

                                  By:
                                      -----------------------------
                                      Name:
                                      Title:

CC:  Wilmington Trust Company, as Owner Trustee
     Ambac Assurance Corporation, as Insurer

                                     D-2-2

                                                                       EXHIBIT E

                   FORM OF CERTIFICATE OF NON-FOREIGN STATUS

     This certificate of Non-Foreign status ("certificate") is delivered pursuant to Section 3.03 of the Amended and Restated Trust Agreement dated as of
August 1, 2005 (the "Agreement"), among Lehman ABS Corporation, as Depositor,
Wilmington Trust Company, as Owner Trustee, and LaSalle Bank National
Association, as Administrator, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the
"Beneficial Owner"), or nominee on behalf of the Beneficial Owner of the Class
[L][R] Certificates, (the "Class [L][R] Certificate"). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Agreement.

     Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III. In addition, each holder shall submit with the certificate an IRS Form W-9 relating to such holder.

     To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Class [L][R] Certificate held by the undersigned, the undersigned hereby certifies:

     PART I - COMPLETE EITHER A OR B

          A.   Individual as Beneficial Owner

               1. I am (The Beneficial Owner is) not a Non-resident alien for purposes of U.S. Income Taxation;

               2. My (The Beneficial Owner's) name and home address are:

                  --------------------------------------------------------------

                  --------------------------------------------------------------
                                                                           ; and
                  --------------------------------------------------------

               3. My (The Beneficial Owner's) U.S. Taxpayer Identification
          Number (Social Security Number) is __________________________.

          B. Corporate, Partnership or other entity as Beneficial Owner

               1. (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations);

               2. The Beneficial Owner's office address and place of
          incorporation (if applicable) is __________________________; and

               3. The Beneficial Owner's U.S. employer identification number is
               __________________________.

                                      E-1

     PART II - NOMINEES

     If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

     an IRS Form W-9
-----
     a form such as this or substantially similar
-----

     provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Trust promptly after such change.

     PART III - DECLARATION

     The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

                                               ------------------------------
                                               Name

                                               ------------------------------
                                               Title (if applicable)

                                               -------------------------------
                                               Signature and Date

     *NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

                                      E-2

                                                                     EXHIBIT F-1

        FORM OF CLASS [L][R] CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

                                                           -------------------
                                                           Date

     Re:  GreenPoint Mortgage Funding Trust 2005-HE3
          Series 2005-HE3

__________________________________(the "Transferor") has reviewed the attached affidavit of _____________________________(the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class [L][R] Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                           Very truly yours,

                                           -------------------------------
                                           Name:
                                           Title:

                                      F-1-1

                                                                     EXHIBIT F-2

        FORM OF CLASS [L][R] CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF                            )

                                    ) ss:

COUNTY OF                           )

     [NAME OF OFFICER],_______________ being first duly sworn, deposes and says:

     1. That he [she] is [title of officer] ________________________ of [name of

Purchaser] _________________________________________ (the "Purchaser"), a
_______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is ______________.

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended
(the "Code") and will not be a "disqualified organization" as of
__________________ [date of transfer], and that the Purchaser is not acquiring a
Class [L][R] Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.

     4. That the Purchaser is not an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of
1974, as amended, or to Section 4975 of the Code or to any substantially similar law, or any entity deemed to hold the plan assets of the foregoing.

     5. That the Purchaser hereby acknowledges that under the terms of the
Amended and Restated Trust Agreement dated as of August 1, 2005, among Lehman
ABS Corporation, as Depositor, LaSalle Bank National Association, as
Administrator, and Wilmington Trust Company, as Owner Trustee, no transfer of a
Class [L][R] Certificate shall be permitted to be made to any person unless the
Certificate Registrar, the Depositor and the Owner Trustee have received a certificate from such transferee containing the representations in paragraphs 3,
4 and 5 hereof.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a
"Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such

                                     F-2-1

Class [L][R] Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Class [L][R] Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

     8. That the Purchaser will not transfer a Class [L][R] Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Indenture Trustee a written statement substantially in the form of
Exhibit F-1 to the Trust Agreement.

     9. That the Purchaser understands that, as the holder of a Class [L][R]
Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the Class [L][R] Certificate and that it intends to pay taxes associated with holding such Class [L][R] Certificate as they become due.

     10. That the Purchaser (i) is a U.S. Person or (ii) is a Non-U.S. Person
that holds a Class [L][R] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the
Certificate Registrar with an effective Internal Revenue Service Form W-8 ECI
(Certificate of Foreign Person's Claim for exception From Withholding on Income
Effectively Connected with the Conduct of a Trade or Business in the United
States) or successor form at the time and in the manner required by the Code.
"Non-U.S. Person" means any person other than (i) a citizen or resident of the
United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the
United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia
(unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; (vi) and, to the extent provided in Treasury regulations, certain trusts in existence prior to August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

     11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Class
[L][R] Certificate to such a "disqualified organization," an agent thereof, a
Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

                                     F-2-2

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

                                         --------------------------------------
                                                 [name of Purchaser]

                                         By:
                                             ---------------------------------
                                             Name:
                                             Title:

     Personally appeared before me the above-named [name of officer]
________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the
Purchaser, and acknowledged to me that he [she] executed the same as his [her]
free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this _____ day of __________ 20__.

     NOTARY PUBLIC

     ---------------------------------

     COUNTY OF
               --------------------
     STATE OF
               --------------------

     My commission expires the _____ day of __________ 20__.

                                     F-2-3

                                                                       EXHIBIT G

                       OWNER TRUSTEE FEE LETTER AGREEMENT

                                       G-1